UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.    )
______________________________
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Sprout Social, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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SPROUT SOCIAL, INC. 131 SOUTH DEARBORN STREET, SUITE 700 CHICAGO, ILLINOIS 60603 Notice of 2026 Annual Meeting of Stockholders and 2026 Message to Our Stockholders

Fellow Stockholders:
I am pleased to invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Sprout Social, Inc., a Delaware corporation (referred to herein as “Sprout Social,” “we,” “us” or the “Company”), to be held virtually via live webcast at www.virtualshareholdermeeting.com/SPT2026 at 9:00 a.m. Central Time on Wednesday, May 20, 2026. Our Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend our 2026 Annual Meeting in-person. Using the instructions provided in the accompanying proxy statement, you will be able to vote your shares and submit your questions at the virtual meeting.
In order to attend the Annual Meeting, please follow the instructions in “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?”
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
(1) to elect two Class I directors to serve until our 2029 annual meeting of stockholders or until their successors are duly elected and qualified;
(2) to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026;
(3)to conduct an advisory vote to approve the compensation of our named executive officers; and
(4) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on March 27, 2026, as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding how to vote prior to the annual meeting, voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of paper copies of this proxy statement and our annual report.
On or about April 7, 2026, we expect to mail to our stockholders the Notice containing instructions on how to access our proxy statement and our annual report, including how to receive a paper copy of these materials by mail. The proxy statement and our annual report can be accessed directly at www.virtualshareholdermeeting.com/SPT2026. You will be asked to enter the control number located on your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual meeting, please submit your proxy as soon as possible so that your shares may be represented at the 2026 Annual Meeting.
We’re building a company that our employees, customers, families, communities and investors can be proud of. On behalf of the Sprout Social board of directors, I thank you for your support and guidance.

Sincerely,
Ryan Barretto Chief Executive Officer and
Director Chicago, Illinois April 7, 2026

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SPROUT SOCIAL, INC.
PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Central Time on Wednesday, May 20, 2026

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2026 annual meeting of stockholders of Sprout Social, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 20, 2026 at 9:00 a.m. Central Time.
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You will be able to virtually attend and listen to the Annual Meeting live, submit questions and vote your shares electronically at the Annual Meeting. In order to virtually attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What do I need to do to attend the Annual Meeting virtually?”
The Notice containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 7, 2026 to all stockholders entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You are encouraged to read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Why are you holding a virtual Annual Meeting?
Our Annual Meeting will be conducted via a live audio webcast and online stockholder tools. We are excited to be using the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. We believe this is the right choice for a company with a global reach and worldwide stockholder base. We also believe a virtual annual meeting allows more stockholders (regardless of physical location, size or resources) to have direct access to information in real time, while saving the Company and our stockholders time and money and reducing the environmental impact of our Annual Meeting, especially as physical attendance at stockholder meetings generally has dwindled. We remain very conscious of any concerns that virtual meetings may diminish stockholders’ voice or reduce accountability. Accordingly, we have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our board of directors and management. We plan to answer questions that comply with the meeting rules of conduct as they come in and address those asked in advance, as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. A replay of the meeting will be made publicly available on www.virtualshareholdermeeting.com/SPT2026.
What matters am I voting on and how does the board of directors recommend that I vote?

PROPOSAL	SPROUT SOCIAL BOARD OF DIRECTORS VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
PROPOSAL NO. 1 The election of two Class I directors to serve until our 2029 annual meeting of stockholders or until their successors are duly elected and qualified.	FOR each nominee	14
PROPOSAL NO. 2 Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2026.	FOR	16
PROPOSAL NO. 3 Advisory vote to approve the compensation of our named executive officers (“say-on-pay vote”).	FOR	18
Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. You may be asked to consider any other business that properly comes before the Annual Meeting.

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Who is entitled to vote?
Holders of our Class A common stock and Class B common stock as of the close of business on March 27, 2026, the date our board of directors has set as the record date (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 54,253,688 shares of our Class A common stock and 5,829,357 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.” We do not have cumulative voting rights for the election of directors.
Stockholders of Record: Shares Registered in Your Name
If shares of our common stock are registered directly in your name with our transfer agent, then you are considered to be the stockholder of record with respect to those shares, and the Notice will be provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy and indicate your voting choices directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders
If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice will be forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares in the manner provided in the voting instructions you receive from your broker, bank or other nominee.
If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Street name stockholders are also invited to virtually attend the Annual Meeting. However, because a street name stockholder is not the stockholder of record, you may not vote your shares of our common stock virtually at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
Both stockholders of record and street name stockholders will be able to virtually attend the Annual Meeting via live audio webcast and submit questions during the meeting. For more information on how to virtually attend the Annual Meeting, please see the section titled “What do I need to do to attend the Annual Meeting virtually?”
How many votes are needed for approval of each proposal?

PROPOSAL	VOTE NEEDED FOR APPROVAL AND EFFECT OF ABSTENTIONS AND BROKER NON-VOTES
PROPOSAL NO. 1 The election of two Class I directors to serve until our 2029 annual meeting of stockholders or until their successors are duly elected and qualified.
Our amended and restated Bylaws (“Bylaws”) provide for plurality voting for the election of directors. “Plurality” means that the nominees who receive the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes will have no effect on the outcome of this proposal.

PROPOSAL NO. 2 Ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2026.
For this proposal to be approved, it must receive more votes “FOR” than “AGAINST” the proposal. Abstentions will have no effect on the outcome of this proposal. We do not anticipate broker non-votes on this proposal.

PROPOSAL NO. 3 Say-on-pay vote.	For this proposal to be approved, it must receive more votes “FOR” than “AGAINST” the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.*
* Because this vote is advisory only, it will not be binding on us or on our board of directors. However, our board of directors and compensation committee will consider the outcome of the vote when making future decisions regarding executive compensation.
Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold the annual meeting and conduct business under our Bylaws and Delaware law. The presence, including by proxy, of the holders of a majority in voting power of all issued and outstanding shares of our capital stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

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How do I vote?
If you are a stockholder of record, you may vote:
•By Internet before the Annual Meeting at www.ProxyVote.com, 24 hours a day, seven days a week until 11:59 p.m. Eastern Time on May 19, 2026 (have your Notice or proxy card in hand when you visit the website);
•By toll-free telephone at 1-800-690-6903, 24 hours a day, seven days a week until 11:59 p.m. Eastern Time on May 19, 2026 (have your Notice or proxy card in hand when you call);
•By mobile device by scanning the QR code included on your Notice or proxy card;
•By completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Annual Meeting; or
•By attending the virtual meeting by visiting www.virtualshareholdermeeting.com/SPT2026, where you may also vote (have your Notice or proxy card in hand when you visit the website).
For more information on how to attend and vote at the Annual Meeting, please see “What do I need to do to attend the Annual Meeting virtually?”
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. As discussed above, if you are a street name stockholder, you may not vote your shares electronically at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
What do I need to do to attend the Annual Meeting virtually?
Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast and submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/SPT2026. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.
The Annual Meeting live audio webcast will begin promptly at 9:00 a.m. Central Time on Wednesday, May 20, 2026. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Central Time, and you should allow ample time for the check-in procedures.
What if I have technical difficulties during the check-in time or during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting platform log in page. Please be sure to check in by 8:45 a.m. Central Time on May 20, 2026, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet or by telephone;
•completing and returning a later-dated proxy card;
•notifying the Secretary of Sprout Social, Inc., in writing, at Sprout Social, Inc., Legal Department, Attention: Secretary, 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603; or
•virtually attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominees can provide you with instructions on how to change your vote.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Ryan Barretto (our Chief Executive Officer (“CEO”) and a member of our board of directors) and Heidi Jonas (our General Counsel and Secretary) have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 7, 2026, to all stockholders entitled to vote at the Annual Meeting.
Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and the costs of our annual meetings of stockholders.

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What does it mean if I receive more than one Notice?
You may receive more than one Notice, more than one e-mail or multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each Notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those Notices).
Who pays for the Company’s solicitation of proxies?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks and other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my broker, bank or other nominee vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker, bank or other nominee will not have discretion to vote on the remaining proposals, which are “non-routine” matters, absent direction from you. If the broker, bank or other nominee that holds your shares in “street name” returns a proxy card without voting on a non-routine proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting. The effect of broker non-votes on the outcome of each proposal to be voted on at the Annual Meeting is explained above.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 8, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Sprout Social, Inc.
Legal Department
Attention: Secretary
131 South Dearborn Street, Suite 700
Chicago, Illinois 60603
If a stockholder who has notified us of their intention to present a proposal at an annual meeting does not appear to present their proposal at such annual meeting, such nomination shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.
Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that for business to be properly brought before an annual meeting by a stockholder, the business (i) must constitute a proper matter for stockholder action and (ii) must be properly brought before the meeting by a stockholder who was a stockholder of record at the time of the notice given and at the time of the annual meeting and who is entitled to vote at the meeting. The stockholder must provide timely written notice to our Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2027 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than January 20, 2027; and
•not later than February 19, 2027.

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In the event that we hold our 2027 annual meeting of stockholders more than 30 days before or more than 70 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than:
•the 90th day prior to our 2027 annual meeting of stockholders; or, if later
•the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made.
If a stockholder who has notified us of their intention to present a proposal at an annual meeting does not appear to present their proposal at such annual meeting, such nomination shall be disregarded and we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. The stockholder must also give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement. For additional information regarding stockholder recommendations for director candidates, please see “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”
You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of our Bylaws is available via the SEC’s website at https://www.sec.gov. You may also contact our Secretary at the address set forth above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. All of our directors, other than Ryan Barretto, our CEO, Justyn Howard, our Executive Chair, and Aaron Rankin, our Co-Founder and former Chief Technology Officer, are independent within the meaning of the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three classes of directors each serving a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of the Record Date, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors. Full biographical information is below.

	CLASS	AGE	POSITION	DIRECTOR SINCE	CURRENT TERM EXPIRES	EXPIRATION OF TERM FOR WHICH NOMINATED	INDEPENDENT	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Directors with Terms Expiring at the Annual Meeting/Nominees
Peter Barris	I	74	Lead Independent Director	2011	2026	2029	X
Karen Walker	I	64	Director	2019	2026	2029	X
Continuing Directors
Gregory Brown	II	57	Director	2025	2027	—	X
Justyn Howard	II	46	Executive Chair	2010	2027	—
Thomas Stanley	II	59	Director	2021	2027	—	X
Ryan Barretto	III	47	CEO and Director	2024	2028	—
Steven Collins	III	61	Director	2019	2028	—	X
Aaron Rankin	III	43	Co-Founder and Director	2010	2028	—
________________________________
Legend:      Chair |     Member |     Audit committee financial expert
Considerations in Evaluating Director Nominees
The nominating and corporate governance committee, in recommending director candidates for election to the board of directors, and the board of directors, in nominating director candidates, considers candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
In evaluating director candidates, the nominating and corporate governance committee and the board of directors may also consider the following criteria as well as any other factor that they deem to be relevant:
•the candidate’s experience in corporate management, such as serving as an officer or former officer of a public company;
•the candidate’s experience as a board member of another public company;
•the candidate’s professional and academic experience relevant to the Company’s industry;
•the strength of the candidate’s leadership skills;
•the candidate’s experience in finance and accounting and/or executive compensation practices;
•whether the candidate has the time required for preparation, participation and attendance at board of directors meetings and committee meetings, if applicable; and
•the candidate’s diverse personal background, perspective and experience.

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In addition, the board of directors will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The board of directors monitors the mix of specific experience, qualifications and skills of its directors in order to assure that it, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Nominees for Director

PETER BARRIS
Chairman Emeritus of New Enterprise Associates, Inc.
Lead Independent Director since 2024
Director since 2011
Age 74
Committees: Nominating and Corporate Governance Committee

Peter Barris has served as a member of our board of directors since February 2011. In April 2024, Mr. Barris was appointed lead independent director ("Lead Independent Director") of the Company's board of directors. Mr. Barris joined New Enterprise Associates, Inc. ("NEA"), a global venture capital fund investing in technology and healthcare, where he specialized in information technology investing, in 1992 and retired at the end of 2019. Prior to his retirement, Mr. Barris held several roles at NEA, including Managing General Partner of NEA. He is currently the Chairman Emeritus of NEA. Prior to NEA, Mr. Barris served in several senior operating roles in the three different public companies, including General Electric. Mr. Barris currently serves on the board of directors for private company Tamr, Inc. In addition, Mr. Barris is Chairman of the Board of Trustees of Northwestern University, and serves on the boards of the Brookings Institution, P33, THI and In-Q-Tel. He has been named several times to the Forbes Midas List of top technology investors, to Washington Tech Council's Hall of Fame, and to the Washington Business Hall of Fame. In the previous five years, Mr. Barris was a member of the board of directors of Tempus AI (NASDAQ: TEM), Berkshire Grey, Inc. (NASDAQ: BGRY), ZeroFox Holdings, Inc. (NASDAQ: ZFOX), Catalytic, Inc., Upskill, Inc., Groupon, Inc. (NASDAQ: GRPN) and NextNav, Inc. (NASDAQ: NN).

Mr. Barris holds a Bachelor’s degree in Electrical Engineering from Northwestern University and a Master’s degree in Business Administration from the Tuck School of Business at Dartmouth University. Mr. Barris brings to our board of directors a sophisticated knowledge of information technology companies that includes investments in over three dozen information technology companies that have completed public offerings or successful mergers as well as experience serving as a director of several public companies. We believe that Mr. Barris is qualified to serve on our board of directors because he has more than 20 years of experience in finance and has served on other public company boards of directors.

KAREN WALKER
Operating Partner at Goldman Sachs
Director since 2019
Age 64
Committees: Audit Committee, Nominating and Corporate Governance Committee (Chair)
Karen Walker has been a member of our board of directors since August 2019. Since February 2023, Ms. Walker has served as an Operating Partner of the Value Accelerator Practice of the Merchant Banking Division at Goldman Sachs & Co. LLC. From September 2019 to February 2023, Ms. Walker was the Chief Marketing Officer and Senior Vice President of Intel Corporation. From 2009 until July 2019, Ms. Walker was employed by Cisco Systems, Inc. (NASDAQ: CSCO) (“Cisco”) where her last position was as Senior Vice President and Chief Marketing Officer. Ms. Walker was recognized by Forbes as being one of the Top 10 World’s Most Influential CMOs (2017, 2019). Cisco was also recognized as having an award-winning Digital Marketing Foundation by Oracle and Martech. Prior to joining Cisco, Ms. Walker worked at Hewlett-Packard, Inc. (NYSE: HPE) as Vice President of Strategy and Marketing for both the Consumer Digital Entertainment and Personal Systems groups. From October 2018 until January 2025, Ms. Walker served as a member of the board of advisors of Eli Lilly and Company (NYSE: LLY), a global healthcare and pharmaceutical company. Ms. Walker is a member of the Salvation Army Advisory Board of Silicon Valley.
Ms. Walker holds a Bachelor’s degree with joint honors in chemistry and business studies from Loughborough University and an honorary Doctorate of Business Administration from Sunderland University, both in England. We believe that Ms. Walker is qualified to serve on our board of directors because of her extensive experience in the information technology industry and her business expertise in marketing and digital experience.
Continuing Directors
RYAN BARRETTO
CEO and Former President of Sprout Social, Inc.
Director since 2024
Age 47
Committees: None

Ryan Barretto was appointed CEO of Sprout Social and became a member of the board of directors in October 2024. He joined Sprout Social in 2016 as Senior Vice President of Global Sales & Success and was promoted to President in December 2020, where he led go-to-market operations, including Marketing, Sales, Customer Success, and Partnerships. Before joining Sprout Social, Mr. Barretto was Vice President of Global Sales, Pardot for Salesforce.com, Inc. (NYSE: CRM), a cloud-based software company, from November 2014 to June 2016 and the Area Vice President, Commercial Sales for Salesforce.com, Inc. from February 2012 to October 2014. Mr. Barretto holds a Bachelor’s degree in Business Administration from Wilfrid

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Laurier University and a Master’s degree in International Marketing from the University of Strathclyde. Mr. Barretto currently serves as a member of the board of directors of re:WORK TRAINING and FullStory. We believe Mr. Barretto is qualified to serve on our board of directors because of his extensive knowledge of our business and industry experience.
GREGORY BROWN

Chief Executive Officer at Illumia
Director since 2025
Age 57
Committees: Audit Committee, Compensation Committee

Gregory Brown has served as a member of our board of directors since November 2025. Since January 2026, Mr. Brown has served as the Chief Executive Officer of Illumia (formerly Transact/CBORD). Mr. Brown previously served as President and Chief Executive Officer of Udemy, Inc. (NASDAQ: UDMY) and as a member of its board of directors from March 2023 until June 2025. Before becoming Chief Executive Officer, he joined Udemy in December 2020 and served as President of Udemy Business, where he led the company’s Corporate Business Unit.
Prior to his roles at Udemy, Mr. Brown served as Chief Executive Officer of Reflektive, a performance, engagement, and analytics solutions platform, from August 2019 to December 2020. From August 2017 to August 2019, he was Senior Vice President of International Business at Blackhawk Network (NASDAQ: HAWK), a global payments solutions provider. Before that, he served as Chief Revenue Officer for Achievers, a developer of cloud-based employee engagement software, from February 2013 to August 2017, and as Chief Revenue Officer for Extole, an advocate-marketing software platform, from April 2011 to February 2013. Mr. Brown currently serves on the board of directors of Splice, Inc., a private company, where he was appointed in November 2024.
Mr. Brown holds a Bachelor of Science degree in Business Administration from California Polytechnic State University, San Luis Obispo. We believe that Mr. Brown is qualified to serve on our board of directors because of his deep expertise in scaling businesses, M&A strategy, and leading amid the rise of AI.

STEVEN COLLINS

Former Executive Vice President and Chief Financial Officer of ExactTarget, Inc.
Director since 2019
Age 61
Committees: Audit Committee (Chair), Compensation Committee
Steven Collins has served as a member of our board of directors since August 2019. From June 2011 to February 2014, Mr. Collins served as the Executive Vice President and Chief Financial Officer of ExactTarget, Inc., a cross-channel digital marketing company that was acquired by Salesforce.com, Inc. Prior to that, Mr. Collins held the position of Senior Vice President and Chief Financial Officer of NAVTEQ Corporation, a digital mapping company. Mr. Collins was with NAVTEQ Corporation from 2003 through 2011 and served as the Vice President of Finance and the Senior Vice President of Finance & Accounting prior to being named Chief Financial Officer. Mr. Collins previously served on the board of directors of nCino, Inc. (NASDAQ: NCNO) and Paycor HCM, Inc. (NASDAQ: PYCR).
Mr. Collins holds a Bachelor’s degree in Industrial Engineering from Iowa State University and a Master’s degree in Business Administration from the Wharton School of the University of Pennsylvania. We believe that Mr. Collins is qualified to serve on our board of directors because of his extensive finance and software industry experience as well as his strong business acumen and leadership skills.

JUSTYN HOWARD
Executive Chair, and Former Chief Executive Officer of Sprout Social, Inc.
Director since 2010
Age 46
Committees: None
Justyn Howard co-founded Sprout Social and was appointed the Executive Chair in October 2024. Mr. Howard served as our CEO and Chairman of our board of directors from April 2010 until October 2024. From April 2010 until December 2020, he also served as our President. Mr. Howard won a number of awards and honors as our CEO, including recognition in Glassdoor’s “Highest Rated CEOs” in 2019, 2018 and 2017 for U.S. companies with less than 1,000 employees, winning Built in Chicago’s Moxie Awards CEO of the Year for 2017. Prior to founding Sprout Social, Mr. Howard held Enterprise Sales roles for SaaS Learning Management provider Learn.com. As our founding CEO, we believe that Mr. Howard’s in-depth knowledge and leadership provide him with the qualifications and skills to serve on our board of directors.

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AARON RANKIN
Co-Founder and Former Chief Technology Officer of Sprout Social, Inc.
Director since 2010
Age 43
Committees: None
Aaron Rankin co-founded Sprout Social. He has served as a member of our board of directors since April 2010. From April 2010 to December 2023, Mr. Rankin served as our Chief Technology Officer. Prior to founding Sprout Social, Mr. Rankin was a software engineer at Endeca Technologies, Inc., a software company, from August 2006 until February 2010 and was an IT Architect at IBM Corporation (NYSE: IBM), a technology company, from August 2004 until August 2006.
Mr. Rankin holds Bachelor’s and Master’s degrees in Information Systems from Carnegie Mellon University. We believe that Mr. Rankin’s in-depth knowledge of our business from serving as one of our founders and as our former Chief Technology Officer provides him with the qualifications and skills to serve on our board of directors.
THOMAS STANLEY
Current Advisor at Goldman Sachs
Director since 2021
Age 59
Committees: Compensation Committee (Chair), Nominating and Corporate Governance Committee
Thomas Stanley has served as a member of our board of directors since June 2021. Since March 2025, Mr. Stanley has served as a Value Accelerator Advisor to Goldman Sachs, where he advises companies on growth and go-to-market strategy. From December 2021 until September 2023, Mr. Stanley served as the President and Chief Revenue Officer of Chainalysis, Inc., a global blockchain data platform that provides blockchain-related data, software, services, and research. Prior to that, Mr. Stanley was the Chief Revenue Officer of Tanium, Inc., an information technology company focused on enterprise-scale information security and systems management from August 2019 until December 2021, and from August 2006 to September 2019, Mr. Stanley was employed by NetApp, Inc. (NASDAQ: NTAP), a hybrid cloud data services and data management company, where his most recent position was Senior Vice President and General Manager, Americas. Mr. Stanley currently serves on the board of directors of Nasuni, Inc., Boys Hope Girls Hope International, and the North Carolina A&T Real Estate Foundation.

Mr. Stanley holds a Bachelor’s degree in Computer Science from North Carolina State University and Master’s degree in Business Administration from the Carlton School of Management at the University of Minnesota. We believe Mr. Stanley is qualified to serve on our board of directors because of his software executive experience in sales, go-to-market strategy, and partnerships.
Board Leadership Structure
We believe that the structure of our board of directors and its committees provides strong overall management of our Company. In accordance with our corporate governance guidelines (“Corporate Governance Guidelines”), a copy of which is posted in the Corporate Governance section of our website at https://investors.sproutsocial.com, our board of directors does not currently have a policy as to whether the offices of the chair of the board (the “Chair of the Board”) and CEO should be separate. Our board of directors, in consultation with our nominating and corporate governance committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership.

Our Corporate Governance Guidelines provide that if the Chair of the Board is not an independent director, our independent directors may designate one of the independent directors to serve as a Lead Independent Director. Because Mr. Howard is our Executive Chair and former CEO, our board of directors, including the independent directors, has appointed Mr. Barris to serve as our Lead Independent Director. As Lead Independent Director, Mr. Barris assists the Executive Chair and board itself in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines, coordinates the agenda for and moderates sessions of the board’s non-management directors, acts as principal liaison between the non-management directors and the Executive Chair on sensitive issues and performs such other functions as the board may delegate.

Our nominating and corporate governance committee will periodically consider our board of directors’ leadership structure and make recommendations to change the structure as it deems appropriate.
Currently, Mr. Howard serves as Executive Chair. As a Co-Founder of our Company, longstanding member of the board of directors and former CEO, Mr. Howard is best positioned to oversee strategic priorities, critical discussion and the execution of our business plans. The board of directors believes that this overall structure meets the current corporate governance needs and oversight responsibilities of the board of directors. Moreover, each of the directors, other than Messrs. Howard, Rankin and Barretto, are independent. Messrs. Howard, Rankin and Barretto do not serve on any committees of the board of directors. The board of directors believes that the independent directors, including our Lead Independent Director, provide effective oversight of management.
Board Meetings and Committees
We have an active and engaged board of directors that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of our Company and all of our stockholders. During our fiscal year ended December 31, 2025, our board of directors held ten meetings (including regularly scheduled and special meetings) and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the

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period for which they have been a director and (ii) the total number of meetings held by all committees of our board of directors on which they served during the periods that they served, except for Mr. Brown, who due to the timing of his appointment to the board of directors on November 11, 2025, had prior conflicts with the meetings at the end of fiscal year 2025.
Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge their responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the board and all committees on which the director sits. A director who is unable to attend a meeting of the board of directors or a committee is expected to notify the Chair of the Board or the chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. At our 2025 annual meeting of stockholders held on May 22, 2025, four members of the board of directors were in attendance.
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
Audit Committee
Our audit committee currently consists of Messrs. Brown and Collins and Ms. Walker. During 2025, Mr. Barris served on the audit committee. Our board of directors has determined each of the current audit committee members and Mr. Barris meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Our board of directors has also affirmatively determined that Messrs. Barris, Brown and Collins and Ms. Walker each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 and Nasdaq rules at the relevant time of their service on the audit committee. Each member of our audit committee meets the financial literacy requirements under Nasdaq listing standards. Mr. Collins is the chair of our audit committee, and our board has determined that Mr. Collins qualifies as an “audit committee financial expert”, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. Our audit committee is responsible for, among other things:
•appointing, compensating, retaining and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm its independence from management;
•reviewing with management and our independent registered public accounting firm the results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;
•reviewing and discussing with management, internal auditors and, if applicable, our independent registered public accounting firm the adequacy and effectiveness of our internal controls and reviewing and discussing the adequacy and effectiveness of the Company’s disclosure controls and procedures;
•reviewing our processes and policies with respect to risk identification, management and assessment;
•overseeing management of risks associated with financial reporting, accounting and auditing matters;
•reviewing related party transactions; and
•establishing procedures for the confidential and anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://investors.sproutsocial.com. During our fiscal year ended December 31, 2025, our audit committee held four meetings.
Compensation Committee
Our compensation committee consists of Messrs. Collins, Brown and Stanley, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. In addition, our board of directors has determined that Messrs. Collins, Brown and Stanley are also “non-employee directors” as defined pursuant to Rule 16b-3 of the Exchange Act. Mr. Stanley is the chair of our compensation committee. Our compensation committee is responsible for, among other things:
•establishing, reviewing and modifying, as appropriate, the Company’s compensation philosophy and general policies related to executive compensation;
•reviewing and approving the compensation of our CEO and other executive officers;
•reviewing and making recommendations to our board of directors with respect to the compensation of our directors;
•overseeing our submission to stockholders on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes and considering the results of any related advisory votes;
•overseeing the management of risks associated with our compensation policies, programs and practices;
•overseeing our talent and employee development programs, employee recruitment, retention and attrition, and the development of policies and strategies regarding diversity, equity and inclusion;
•reviewing succession planning for the role of CEO and other key roles;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•appointing and overseeing any compensation consultants.
The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://investors.sproutsocial.com. During our fiscal year ended December 31, 2025, our compensation committee held seven meetings.

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Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Ms. Walker and Messrs. Barris and Stanley, each of whom meets the requirements for independence under the listing standards of Nasdaq and SEC rules and regulations. Ms. Walker is the chair of our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for, among other things:
•identifying qualified individuals to serve as members of our board of directors;
•reviewing the structure and membership of our board of directors and its committees;
•advising the board of directors on matters of board of director diversity, including with respect to gender, gender identity, race, ethnicity, sexual orientation and age, as well as recommend, as necessary, measures contributing to a board of directors that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise;
•reviewing our Corporate Governance Guidelines; and
•overseeing self-evaluations of our board of directors and management.
The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://investors.sproutsocial.com. During our fiscal year ended December 31, 2025, our nominating and corporate governance committee held four meetings.
Board and Committee Performance Evaluations
Our board of directors and each of its committees conduct periodic self-evaluations to determine whether they are functioning effectively and whether any changes are necessary to improve their performance. The nominating and corporate governance committee is responsible for overseeing such periodic self-evaluations.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Stockholder Recommendations and Nominations to the Board of Directors
Our Bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual or special meeting of stockholders must provide timely notice thereof in writing. To provide timely notice of a nomination at an annual meeting, a stockholder’s notice must generally be received in writing by the Secretary at our principal executive offices with such notice being served not less than 90 nor more than 120 days before the anniversary of the preceding year’s annual meeting. To be considered timely notice of a nomination at a special meeting, a stockholder’s notice must generally be received not more than 120 days prior to the special meeting nor later than the close of business on the later of (i) the 90th day prior to the special meeting and (ii) the 10th day following the day on which public announcement of the date of the special meeting of stockholders is first made.
With respect to director nominees, submissions must, among other requirements, include (i) such individual’s name, age and business address, (ii) such individual’s principal occupation or employment, (iii) the class(es) and number of shares of common stock directly or indirectly beneficially owned by such individual, (iv) any other information that must be disclosed pursuant to Regulation 14A under the Exchange Act and (v) any other information required under our Bylaws.
Although our Bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates to be elected at an annual meeting (although our board of directors does have the power to determine whether any such nomination has been made in accordance with our Bylaws), our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company. Furthermore, our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees.
Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing at Sprout Social, Inc., Legal Department, Attention: Secretary, 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603. Such recommendations must include all of the information required by our Bylaws. For more information, see the section above titled “Questions and Answers About the Proxy Materials and Our Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”
Communications with the Board of Directors
Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, as applicable, and mailing the correspondence to our Secretary at Sprout Social, Inc., Legal Department, Attention: Secretary, 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603.
Each communication should set forth (i) the name and address of the stockholder, as it appears in our records, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.
Our Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Executive Chair of our board of directors.

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Corporate Governance Overview
We regularly monitor developments and trends in the area of corporate governance and review our processes and procedures in light of such developments. As part of those efforts, we review federal and state laws affecting corporate governance, as well as rules adopted by the SEC and Nasdaq, and we consider industry best practices for corporate governance. We believe that we have in place corporate governance procedures and practices that are designed to enhance our stockholders’ interests.
Corporate Governance-related Policies

Corporate Governance Guidelines
Our board of directors has adopted our Corporate Governance Guidelines that address items such as:
•director qualifications and criteria;
•director orientation and continuing education;
•service on other boards;
•independence and separate sessions of independent directors;
•the role of the lead director;
•board access to senior management and independent advisors;
•succession planning;
•board of director committees; and
•board of directors meetings.
Code of Ethics and Conduct Policy

In addition, our board of directors has adopted our code of ethics and conduct policy (“Code of Ethics and Conduct Policy”) which applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, that addresses items such as:
•conflicts of interest;
•disclosures;
•compliance with laws, rules and regulations;
•insider trading;
•reporting, accountability and enforcement;
•corporate opportunities;
•confidentiality and protection and proper use of Company assets;
•fair dealing;
•corporate loans and guarantees;
•gifts and favors and personal investments;
•retaliation, discrimination and harassment;
•political contributions; and
•personal conduct and social media.

The full text of our Corporate Governance Guidelines and our Code of Ethics and Conduct Policy is posted in the Corporate Governance section of our website at https://investors.sproutsocial.com. We intend to promptly disclose on our website or in a Current Report on Form 8-K in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the Code of Ethics and Conduct Policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Ethics and Conduct Policy that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees. In addition, it is the Company’s intent to comply with the applicable laws and regulations related to insider trading. A copy of our insider trading compliance policy (the “Insider Trading Policy”) is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

In July 2025, the board of directors included the prohibition of “shadow trading,” reflecting evolving regulatory guidance and enforcement practices.

Hedging Policy
The Insider Trading Policy prohibits our employees, including officers, and the non-employee members of our board of directors from engaging in certain hedging transactions involving our equity securities. The Insider Trading Policy provides as follows:
“Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an officer, director or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the officer, director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the officer, director or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, such transactions involving the Company’s equity securities are prohibited by this Policy.”

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Incentive Compensation Recoupment Policy

On October 25, 2023, in accordance with Rule 10D-1 promulgated under the Exchange Act and Nasdaq Listing Rule 5608, our compensation committee adopted the Sprout Social, Inc. Incentive Compensation Recoupment Policy (the “Clawback Policy”).

More details on the Clawback Policy can be found below under the heading “Clawback Policy” in our Compensation Discussion & Analysis.

Stock Ownership Guidelines

To better align management interest with the long-term interests of our stockholders, in February 2024, our board of directors adopted the Sprout Social, Inc. Stock Ownership Guidelines (the “Stock Ownership Guidelines”), to be applicable to our non-employee directors, CEO, Executive Chair (as of October 2024) and CFO (as of February 2025). The Stock Ownership Guidelines require that non-employee directors hold equity in the Company with a value equal to at least three times the annual board service cash retainer, the CEO and Executive Chair own equity in the Company with a value equal to at least five times their annual base salary and the CFO own equity in the Company with a value equal to at least their annual base salary.

Compliance with the Stock Ownership Guidelines is measured on the last day of each calendar year. The applicable guideline of stock ownership is expected to be achieved by the end of the calendar year in which occurs the date that is five years after the later of (i) the effective date of the Stock Ownership Guidelines and (ii) the date the individual first becomes subject to the Stock Ownership Guidelines. If an individual fails to satisfy a guideline by the applicable date, the board of directors may take a number of actions as it determines appropriate, including prohibiting the individual from selling more than 50% of the remaining number of any shares acquired from the Company through the vesting or the exercise of equity awards after a portion of those shares are withheld and sold to pay applicable taxes and exercise prices, until the guideline is met. As of December 31, 2025, Messrs. Barretto and Howard and the other members of our board of directors were in compliance with the Stock Ownership Guidelines.

More details on the Stock Ownership Guidelines can be found below under the heading “Stock Ownership Guidelines” in our Compensation Discussion & Analysis.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, competitive, legal and compliance, cybersecurity, privacy, platform and product innovation and reputational. We have designed and implemented processes to manage such risks. Although management is responsible for the day-to-day risks we face, one of the key functions of our board of directors is to oversee our risk management process. Our board of directors focuses on our general risk management strategy and the most significant risks facing us and oversees the implementation of risk mitigation strategies by management.
Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The committees of our board of directors oversee and review risks that are inherent in their respective areas of oversight. The board of directors periodically receives reports by each committee chair regarding the committee’s considerations and actions. The board of directors’ allocation of risk oversight responsibility may change from time to time based on the evolving needs of the Company.
Audit Committee
Our audit committee is primarily responsible for reviewing our audit results, earnings releases, major financial risk exposures, internal controls over financial reporting, disclosure controls and procedures, related party transactions and legal and regulatory compliance. The audit committee oversees our independent auditors, our risk assessments and risk managements practices related to financial reporting, accounting and auditing matters.
Compensation Committee
Our compensation committee is primarily responsible for overseeing the management of risks associated with the Company’s compensation policies, programs and practices, including the review of an annual compensation risk assessment and whether any of the Company’s compensation policies, programs or practices encourage inappropriate risk-taking.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is primarily responsible for reviewing our risks and exposures associated with board membership, structure, function, background, governance and overall effectiveness.
Succession Planning
Our compensation committee will work on a periodic basis with our CEO to evaluate the Company’s succession plans for our CEO to ensure adequate succession plans are in place and periodically review the performance of our CEO.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our board of directors is currently composed of eight members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the Class I directors whose terms are then expiring. Each director’s term continues until the election and qualification of their successor, or such director’s earlier death, resignation, disqualification or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Mr. Barris and Ms. Walker as nominees for election as Class I directors at the Annual Meeting. If elected, Mr. Barris and Ms. Walker will serve as Class I directors until our 2029 annual meeting of stockholders, and until their successor is duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Each of the nominees is currently a director of our Company and has agreed to serve if elected. For information concerning the nominees, please see “Board of Directors and Corporate Governance.”

We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the board of directors, or alternatively, the board of directors may leave a vacancy on the board of directors or reduce the size of the board of directors.
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Barris and Ms. Walker. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

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NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned by our non-employee directors for the year ended December 31, 2025.

	Director Compensation
NAME	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Peter Barris	65,000	179,984	—	244,984
Gregory Brown	8,750	360,000	—	368,750
Steven Collins	62,500	179,984	—	242,484
Raina Moskowitz	46,875	179,984	—	226,859
Aaron Rankin	35,000	179,984	—	214,984
Thomas Stanley	55,625	179,984	—	235,609
Karen Walker	57,000	179,984	—	236,984
.
(1)Amounts reported in this column reflect cash retainer fees paid to our non-employee directors with respect to their 2025 service on the Company’s board of directors and its committees. For Mr. Brown, who joined the board of directors in November 2025, this amount includes cash retainer fees paid for the full quarter ended December 31, 2025. Due to an inadvertent administrative error, this amount was not prorated to reflect Mr. Brown’s actual period of service during the quarter and therefore includes an overpayment of $3,899, which we intend to recover through a corresponding reduction in Mr. Brown’s cash retainer fee payable in 2026. Effective March 31, 2025, Mr. Barris joined the audit committee (and Ms. Moskowitz left the audit committee) and Mr. Stanley became the Chair of the compensation committee, and thus amount reported under this column are prorated for actual time served.
(2)Amounts reported in this column reflect the full grant-date fair value of restricted stock unit (“RSU”) awards granted to our non-employee directors during 2025 computed in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”), rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in 2025 in Note 10 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(3)As of December 31, 2025, Messrs. Barris, Collins, Stanley and Ms. Walker each held 8,298 unvested RSUs, Mr. Brown held 37,422 unvested RSUs and Mr. Rankin held 15,754 unvested RSUs. On November 4, 2025, Ms. Moskowitz notified the board of directors of her decision to resign effective December 31, 2025 and as a result, forfeited all unvested equity awards at that time.
Non-Employee Director Compensation Policy
Under our non-employee director compensation policy (“Non-Employee Director Compensation Policy”) in effect for the fiscal year ended December 31, 2025, our non-employee directors were eligible to receive cash compensation for service on the board of directors and additional annual cash compensation for committee membership, in each case, payable quarterly in arrears and pro-rated for partial quarters served, as follows:

Position	Annual Cash Retainer ($)
Board Member	35,000
Audit Committee Chair	20,000
Lead Independent Director	15,000
Compensation Committee Chair	15,000
Nominating and Corporate Governance Committee Chair	12,000
Audit Committee Member (other than Chair)	10,000
Compensation Committee Member (other than Chair)	7,500
Nominating and Corporate Governance Committee Member (other than Chair)	7,500
In addition to cash compensation described above, under our Non-Employee Director Compensation Policy in effect for the fiscal year ended December 31, 2025, new non-employee directors will each be eligible to receive an initial RSU award with a grant date value of $360,000 on the date of their appointment or election to the board, which shall vest as to one-third (1/3) of the total number of RSUs subject to such award on the first anniversary of the date of grant and as to an additional 1/12th of the total number of RSUs subject to such award on each quarterly anniversary of the date of grant thereafter (and if there is no corresponding day, the last day of the month), subject to the non-employee director continuing in service on the board of directors through the applicable vesting date. Each director will also receive an annual RSU award with a grant date value of $180,000 (with one-time prorated awards made to directors who were elected or appointed to the board of directors on a date other than an annual meeting, only with respect to the first annual meeting following the grant of such director’s award on their board service start date), which will generally vest in full on the day immediately prior to the date of our annual stockholder meeting immediately following the date of grant, subject to the non-employee director continuing in service through such meeting date. The vesting of the RSU awards will accelerate and vest in full upon a change in control, as defined in the Sprout Social, Inc. 2019 Incentive Award Plan (the “2019 Equity Incentive Plan”).
Non-Employee Director Stock Ownership Guidelines

On February 16, 2024, our board of directors adopted Stock Ownership Guidelines that require each of our non-employee directors to own Sprout Social stock having a value of at least three times the annual board service cash retainer. See "Compensation Discussion and Analysis — Stock Ownership Guidelines."

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PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PwC as our independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2026. PwC served as our independent registered public accounting firm beginning with our financial statements for the year ended December 31, 2017. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our audit committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of PwC and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our Company and our stockholders.
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the ratification of the appointment of PwC, your shares will be voted “FOR” the approval of the ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2026. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may vote your shares on this matter.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our Company by PwC for our fiscal years ended December 31, 2025 and December 31, 2024.

	2025	2024
	(IN THOUSANDS)
Audit Fees(1)	$1,745	$1,460
Audit-Related Fees
Tax Fees
All Other Fees(2)	$2	$2
Total Fees	$1,747	$1,462
(1)Audit Fees consist of fees for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, reviews of our unaudited quarterly financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which related to research subscriptions each year presented.
Auditor Independence
In our fiscal year ended December 31, 2025, there were no other professional services provided by PwC, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of PwC.
Pre-Approval Policies and Procedures
It is the policy of our audit committee to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. Our audit committee pre-approves services by authorizing specific projects within the categories outlined above, subject to a budget for each category. All services provided by PwC for our fiscal years ended December 31, 2025 and 2024 were pre-approved by our board of directors in accordance with this policy.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP.

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REPORT OF THE AUDIT COMMITTEE

The audit committee’s general role is to assist our board of directors in monitoring our financial reporting process and related matters. The audit committee operates under a written charter approved by Sprout Social’s board of directors, which is available on Sprout Social’s website at https://investors.sproutsocial.com and contains its specific responsibilities. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with the applicable requirements for Nasdaq and the SEC rules. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on a periodic basis.
With respect to Sprout Social’s financial reporting process, Sprout Social’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing Sprout Social’s consolidated financial statements. Sprout Social’s independent registered public accounting firm, PwC, is responsible for performing an independent audit of Sprout Social’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Sprout Social’s financial statements. Those are fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited financial statements with management and PwC;
•discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•received the written disclosures and the letters from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with PwC its independence.
Based on the audit committee’s review and discussions with management and PwC, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors*:
Steven Collins (Chair)
Peter Barris
Karen Walker
This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

* This Audit Committee Report is submitted by the members of the Audit Committee as constituted at the time of its approval. The Audit Committee currently consists of Steven Collins (Chair), Gregory Brown and Karen Walker.

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PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. As described in detail under the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the compensation of our named executive officers for the year ended December 31, 2025.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Our board of directors and our compensation committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals. Because the vote is advisory, the result will not be binding on our board of directors or compensation committee. Nevertheless, the views expressed by our stockholders, whether through this say-on-pay vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Accordingly, our board of directors is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting an advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2026 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the ‘Compensation Discussion and Analysis’ section, the compensation tables, and the narrative discussions that accompany the compensation tables.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to voting your shares, they will be voted “FOR” the approval of the advisory vote to approve the compensation of our named executive officers. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not vote your shares on this matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of the Record Date. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

NAME	AGE	POSITION
Ryan Barretto(1)	47	CEO and Director
Justyn Howard(1)	46	Executive Chair and Director
(1)Certain biographical information of Messrs. Barretto and Howard is provided under “Board of Directors and Corporate Governance–Continuing Directors.”

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of our executive compensation program for 2025. We also provide an overview of our compensation philosophy and objectives, our process for setting executive compensation, the key factors considered by our Compensation Committee and our Compensation Committee’s rationale for the specific compensation decisions of our named executive officers (our “named executive officers” or “NEOs”). Our NEOs for 2025 were:
•Ryan Barretto, CEO and Director;
•Justyn Howard, Executive Chair and Director; and
•Joe Del Preto, Former CFO and Treasurer.*

* On February 9, 2026, Mr. Del Preto notified the Company of his intention to resign as the Company’s CFO and Treasurer, effective March 11, 2026.
Executive Summary
Who We Are
Sprout Social is a global leader in social media management and analytics software. Sprout Social’s intuitive platform puts powerful social data into the hands of our customers, so they can deliver smarter, faster business impact. With a full suite of social media management solutions, Sprout Social offers comprehensive publishing and engagement functionality, customer care, influencer marketing, advocacy, crisis management and artificial intelligence (AI)-powered business intelligence. Sprout Social’s award-winning software operates across all major social media networks and digital platforms.

Highlights of 2025 Corporate Performance
Specific highlights of our 2025 financial performance include:
•Annual revenue of $457.5 million, up 13% compared to 2024.
•Loss from operations was ($43.5) million, compared to ($60.4) million in 2024.
•Non-GAAP operating income* was $48.1 million, compared to $30.2 million in 2024.
* To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we provide stockholders with certain non-GAAP financial measures and customer metrics, including, but not limited to, non-GAAP operating income. For a description of this non-GAAP financial measure and a full reconciliation for this non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see pages 86 through 88 of our 2025 Annual Report on Form 10-K filed with the SEC on February 27, 2026.
Highlights of 2025 Executive Compensation Program
Consistent with our performance and compensation objectives, in 2025, our Compensation Committee took the following key actions relating to the compensation of our named executive officers:
•2025 Short-Term Incentive Plan Redesign. In response to stockholder feedback, our Compensation Committee implemented significant changes to the Company’s Short-Term Incentive Plan for 2025. The redesigned plan introduced an annual performance component in addition to the quarterly performance component (consistent with prior years) and included a cap on quarterly payouts. In addition, our Compensation Committee set all quarterly and annual performance targets under the 2025 Short-Term Incentive Plan at the beginning of the fiscal year, which related to Company revenue and non-GAAP operating income. Based on the Company’s 2025 performance, payouts under the 2025 Short-Term Incentive Plan resulted in bonus payments equal to 92.08% of each NEO’s target annual short-term incentive opportunity. A more detailed discussion of the design of the 2025 Short-Term Incentive Plan and the resulting bonus determinations is provided below in the section titled “2025 Short-Term Incentive Plan.”
•2025 Long-Term Equity Incentives. We link a significant portion of our named executive officers’ compensation to long-term incentive compensation in the form of RSU awards to incentivize share price growth, to strengthen the alignment between our management and our stockholders, and to retain talented executive officers in a highly competitive market. As such, in 2025 our Compensation Committee granted our NEOs RSU awards as part of our long-term equity incentive program (“LTI Program”) under the 2019 Equity Incentive Plan. More details on these equity awards can be found below in the section titled “2025 Long-Term Equity Incentives.”
•Expanded Stock Ownership Guidelines. Effective February 11, 2025, the board of directors amended our Stock Ownership Guidelines to cover our CFO, who is required to own Company stock with an aggregate value equal to at least 100% of their annual base salary. More details on our Stock Ownership Guidelines can be found below in the section titled “Stock Ownership Guidelines.”

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2025 Executive Compensation Policies and Practices
Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with sound governance principles. Our Compensation Committee regularly reviews best practices in executive compensation. The highlights of our compensation policies and practices for 2025 are listed below:

What We Do
✓	Tie Short-Term Incentive Plan Compensation to Financial Performance. Payouts to our NEOs under our 2025 Short-Term Incentive Plan are 100% tied to our financial performance.
✓
Align Short-Term Incentives with Both Annual and Quarterly Performance. We measure and reward performance on a quarterly and annual basis, ensuring a more balanced and strategic pay-for-performance alignment.

✓	Reasonable Cap on Short-Term Incentive Plan Payouts. Our Compensation Committee caps payouts under our 2025 Short-Term Incentive Plan at 200% of each NEO’s respective target annual bonus opportunity.
✓
Annual Say-on-Pay Vote. Our Compensation Committee and board of directors have adopted annual say-on-pay votes to give our stockholders the opportunity to express their views on our NEOs’ compensation on an annual basis.

✓	Maintain an Independent Compensation Committee. Our Compensation Committee consists solely of independent directors who establish our compensation policies and practices.
✓
Retain an Independent Compensation Advisor. Our Compensation Committee has engaged its own compensation consultant to provide information, analysis, and other advice on compensation independent of management. This consultant performed no additional consulting or other services for us in 2025.

✓
Annual Executive Compensation Review. Our Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and approval of our compensation peer group used for comparative purposes.

✓	Compensation At-Risk. Our executive compensation program is designed so that a majority of our NEOs’ compensation is “variable” and “at-risk” to align the interests of our NEOs and stockholders.
✓	Stock Ownership Guidelines. We maintain Stock Ownership Guidelines for our CEO, Executive Chair, CFO and non-employee directors.
✓	Clawback Policy. We maintain a Clawback Policy that applies to both cash and equity incentive compensation.

What We Don’t Do
X
No Abbreviated Vesting Schedules. All of our NEO equity compensation consists of RSU awards in which 25% of the units vest approximately one year from the grant date, and in approximately equal installments quarterly thereafter until the award is fully vested approximately four years from the grant date.

X
No Golden Parachute Excise Tax Payments. We do not provide any contracts or agreements guaranteeing future excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of the Company.

X	No Tax Payments. We do not provide our NEOs with tax reimbursement payments also known as “gross-ups.”
X	No Broad Perquisites. We do not provide our NEOs with broad perquisites.
X
No “Single Trigger” Arrangements for Cash Bonus or Equity Awards Upon Change in Control. We do not provide our NEOs with an acceleration of their Short-Term Incentive Plan cash bonus or equity awards in connection with a change in control unless there is an involuntary termination or resignation for good reason.

X	No Guaranteed Short-Term Incentives. We do not provide guaranteed cash bonuses to our NEOs.
Our Executive Compensation Philosophy
Our executive compensation strategy is designed to attract, retain and incentivize high-performing individuals uniquely suited to help us achieve our goals, accelerate our growth and increase stockholder value by aligning pay with performance.
Our compensation philosophy emphasizes a strong correlation between executive pay and our financial performance, and we have structured our executive compensation program accordingly. Our Compensation Committee is responsible for designing and overseeing the compensation program for

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our executive officers and reports to our board of directors on its discussions, decisions and other actions. The primary goals of our executive compensation program are to:
•Align Talent Retention Goals with Sound Compensation Programs. In light of the highly competitive market for talent, our Compensation Committee designs our executive compensation plan and arrangements for our named executive officers to attract and retain highly qualified individuals.
•Align Pay with Performance. Our Compensation Committee redesigned the 2025 Short-Term Incentive Plan for our NEOs so that quarterly and annual cash payouts are directly tied to achieving ambitious yet achievable corporate financial performance goals that are set at the beginning of the fiscal year. In addition, our emphasis on equity incentives focuses executives on achievement of our long-term strategic objectives that will drive stockholder value creation.
•Align Executive Compensation with Long-Term Stockholder Interests. In addition to aligning pay with performance, our emphasis on long-term equity incentives promotes alignment with stockholder interests and encourages our named executive officers to remain with us for the long-term. Our Stock Ownership Guidelines further ensure that the interests of our CEO, Executive Chair, CFO and non-employee directors are aligned with those of our stockholders.
•Balance Growth with Operating Efficiency. Our executive compensation program is designed to incentivize prudent management of our operating expenses and increase our operating efficiency while driving financial performance for accelerated growth without encouraging excessive risk-taking.
Process for Setting Executive Compensation
Role of the Compensation Committee
Our Compensation Committee acts on behalf of the board of directors in overseeing our compensation structure, programs, policies, and practices generally, including the compensation of our named executive officers. Our Compensation Committee meets several times each year to review our executive compensation program, assess the Company’s compensation risk profile, approve the compensation peer group, select the Company performance measures used to set the short-term incentive bonus opportunities for the year, and review the total compensation structure for our named executive officers in order to ensure alignment with our executive compensation philosophy.
Our Compensation Committee has responsibility for establishing our executive compensation philosophy and objectives; determining the structure and elements of our executive compensation program, including the mix of various elements; and reviewing and approving the compensation of our named executive officers and evaluating and mitigating the risk to the Company resulting from our executive compensation policies and practices. Our Compensation Committee has the authority to retain, and has retained, an independent compensation consultant to provide support to our Compensation Committee in its review and oversight of our executive compensation program. Our Compensation Committee reviews the base salary levels, annual short-term incentive bonus opportunities, and long-term incentive compensation opportunities of our named executive officers, at the beginning of each year, or more frequently as warranted.
In making decisions about the compensation of our named executive officers, the members of our Compensation Committee take a holistic approach that considers a number of factors, including:
•our executive compensation program’s objectives;
•our performance against the financial, operational, and/or strategic objectives established by our Compensation Committee and board of directors;
•each individual named executive officer’s knowledge, skills, experience, qualifications, and tenure;
•the scope of each named executive officer’s role and responsibilities compared to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;
•the performance of each individual named executive officer, based on a subjective assessment of the named executive officer’s contributions to our overall performance, ability to lead the respective business unit or function, and work as part of a team;
•the highly competitive nature of the technology executive labor market;
•the cost of replacing a named executive officer;
•the potential of each individual named executive officer to contribute to our long-term financial, operational, and strategic objectives;
•our CEO’s compensation relative to that of our other named executive officers and the equity among the compensation of our named executive officers;
•our revenue and revenue growth rate, market capitalization and overall performance relative to that of our peers;
•the compensation practices of our compensation peer group and the positioning of each named executive officers’ compensation in a ranking of compensation levels based on an analysis of competitive market data; and
•the recommendations of our CEO with respect to the compensation of our other named executive officers.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each named executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
Our Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation recommendations. The members of our Compensation Committee consider all of this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each named executive officer, and business judgment in making their decision.
Our Compensation Committee also considers the potential risks in our business when designing and administering our executive compensation programs, and we believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk.

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Role of Say-on-Pay Votes

Our Compensation Committee considers the results of our most recent “say-on-pay” vote when setting executive compensation. Before making 2025 compensation decisions for our named executive officers, the Compensation Committee considered that approximately 98% of the votes cast on our say-on-pay proposal at the 2024 annual meeting were in favor of our executive compensation program. Notwithstanding this strong level of support, some stockholders we engaged with in 2024 encouraged us to incorporate an annual performance measurement period into our short-term incentive structure, and to establish all targets (whether annual or quarterly) at the beginning of the fiscal year. After considering this feedback, the Compensation Committee implemented responsive changes in our 2025 Short-Term Incentive Plan structure as described under the heading “2025 Short-Term Incentive Plan.” We garnered similarly strong levels of stockholder support for our executive compensation program at our 2025 annual meeting, with approximately 99% of votes cast in favor of our say-on-pay proposal. Our board of directors and our Compensation Committee value the opinions of our stockholders, as well as the voting outcome of future say-on-pay proposals. Furthermore, when making compensation decisions for our executive officers, our board of directors and our Compensation Committee remain focused on aligning compensation with our performance and retention.

Role of our CEO
Our Compensation Committee works with members of our management team, including our CEO, who provide management perspective on compensation matters and information on corporate and individual performance. Our CEO makes compensation recommendations to our Compensation Committee for each of our executive officers with the exception of himself. Our Compensation Committee places a premium on the CEO’s performance evaluations of the other executive officers due to his direct knowledge of their work, contributions, leadership, and alignment with our corporate values. Our CEO does not participate in decisions involving his own compensation.
Role of Compensation Consultant
Our Compensation Committee has retained the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its independent compensation consultant. The Compensation Committee has assessed, and periodically confirms, the necessary criteria and has determined that the work performed by Compensia does not raise any conflicts of interest or other similar concerns. Compensia reports directly to our Compensation Committee and does not provide any non-compensation related services to the Company. Compensia does not make specific compensation-related recommendations, although it does use competitive market data to provide compensation ranges, taking into consideration the Company’s compensation peer group (and, where appropriate, selected broad-based compensation surveys) and compensation philosophy, for our Compensation Committee to consider. Compensia attends certain Compensation Committee meetings, executive sessions, and preparatory meetings with the committee chair and certain members of our management team, as requested by our Compensation Committee. Compensia also advises our Compensation Committee on public disclosures relating to our executive compensation program and assists the Compensation Committee in assessing risks under our various executive and other compensation programs.
Compensation Peer Group
As part of its annual compensation review, our Compensation Committee evaluates our executive compensation against the competitive market, based on a curated group of peer companies as well as data from selected broad-based compensation surveys. This data provides valuable market insight with respect to current executive compensation policies and practices. Our Compensation Committee, in consultation with Compensia, evaluates how our pay practices and our named executive officers’ target total direct compensation compare to the competitive market.

To develop the 2025 compensation peer group, our Compensation Committee consulted with Compensia and considered companies that are in the software and services industry and competitive market for talent and that are similar to us in terms of revenue and revenue growth, market capitalization and tenure as a public company. Selection criteria were consistent with past years and aligned with market best practices and included:
•Publicly traded software and software services companies headquartered in the U.S.;
•Revenue 0.25x - 3.0x our trailing 12-month revenue;
•Market capitalization 0.25x - 4.0x our 30-day market capitalization;
•Strong revenue growth rate; and
•Similar state of maturity.

In July 2024, the Compensation Committee approved the compensation peer group as listed below to guide 2025 executive compensation decisions. Changes from our prior compensation peer group included removing one company that was acquired (Everbridge, Inc.) and adding two companies that met the criteria above (Klaviyo, Inc. and Workiva Inc.).

Peer Group
Amplitude, Inc.	Braze, Inc.	nCino, Inc.
Appian, Inc.	DoubleVerify Holdings, Inc.	PagerDuty, Inc.
Asana, Inc.	Freshworks Inc.	SEMrush Holdings, Inc.
BigCommerce Holdings, Inc.	Jamf Holding, Corp.	Smartsheet Inc.
Bill.com Holdings, Inc.	Jfrog, Inc.	Sprinklr, Inc.
BlackLine, Inc.	Klaviyo, Inc.	Workiva Inc.

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Elements of our Executive Compensation Programs
We compensate our named executive officers primarily through a mix of base salaries, cash bonuses through our 2025 Short-Term Incentive Plan, and long-term equity incentives pursuant to our LTI Program. These elements of compensation are summarized below:

Compensation Element	Characteristics	Process to Determine Compensation	Relationship to Compensation Strategy
Base Salary	Fixed, retention focused
In determining base salaries, our Compensation Committee considers:
•competitive market information for comparable positions in our compensation peer group and broad-based compensation surveys;
•potential impact of the role and its criticality at our stage of growth;
•related experience and the relevance of the role within the organization;
•overall ability to influence our financial performance and the strategic impact of the role; and
•the ease and difficulty of replacing the incumbent in a highly competitive labor market.
Attract and retain talented executives through competitive pay.
Short-Term Cash Incentives	At-risk, variable, performance based
Our Compensation Committee determines short-term incentive cash bonuses by evaluating performance against pre-established Company-wide goals. The bonus payouts are variable and paid in cash with our Compensation Committee retaining discretion to increase or decrease the payouts.
Incentivize our executives to achieve short-term revenue growth and profitability goals throughout the fiscal year.
Long-Term Equity Incentives	At-risk, variable, retention-focused, and stockholder alignment focused
Our Compensation Committee determines long-term equity incentive awards for each named executive officer after taking into consideration a compensation analysis performed by Compensia based on compensation peer group and broad based compensation survey data, recommendations of our CEO (except with respect to his own equity awards) and the amount of equity compensation held by the named executive officer (including the current economic value of their unvested equity and the ability of these unvested holdings to satisfy our retention objectives) among other factors.
Encourage high performance, align the interests of our executives with those of our stockholders, and retain our executives for significant periods of time.

2025 Target Pay Mix for our Named Executive Officers
Our Compensation Committee believes that the characteristics of each element and form of executive compensation are a key driver in determining the allocation of a named executive officer’s target total direct compensation. While, for all named executive officers, the largest portion of their compensation is long-term equity incentives, the differences in the scope of each named executive officer’s responsibility is the key driver of variations in their compensation mix. The following charts represent the 2025 mix of target total direct compensation for our named executive officers, not including any employee or personal benefits. The equity compensation amounts shown in the charts below represents the grant date fair value of RSU awards, not compensation paid to or realized by our named executive officers.
These charts illustrate that a significant majority of 2025 NEO compensation is variable and at-risk. Variable and at-risk compensation represented approximately 93.7%, 88.7%, and 87.1% respectively, of Mr. Barretto’s, Mr. Howard’s and Mr. Del Preto’s target total direct compensation in 2025.

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2025 Base Salaries

Base salaries represent the fixed annual cash amounts paid to our named executive officers and are an important element of compensation intended to attract and retain high-performing individuals. Our Compensation Committee reviews our named executive officers’ base salaries annually, but may also adjust them during the year to reflect significant changes in the scope of a named executive officer’s responsibilities or market conditions.

In support of our continued efforts to align NEO salaries more closely with our compensation peer group and to competitively compensate our executives for their roles and responsibilities, the Compensation Committee approved the salary increases for Messrs. Barretto and Del Preto shown in the table below. No adjustments were made to Mr. Howard’s base salary for 2025, which had most recently been reduced from $500,000 in connection with his transition to Executive Chair in October 2024.

Named Executive Officer	Base Salary Rate at Fiscal Year End 2024 ($)	Fiscal 2025 Base Salary Rate ($)	Percentage Adjustment
Ryan Barretto	480,000	500,000	4.2%
Justyn Howard	350,000	350,000	—
Joe Del Preto	445,000	460,000	3.4%

2025 Short-Term Incentive Plan
For 2025, our Compensation Committee adopted the cash-based 2025 Short-Term Incentive Plan. To the extent earned, bonuses under this plan are paid both quarterly and annually, following certification of performance results for the applicable measurement period. Each NEO’s target annual short-term incentive opportunity is calculated by multiplying their respective base salaries by a target bonus percentage, as described in the tables below. The process for designing our 2025 Short-Term Incentive Plan, including setting target bonus amounts, is described above under “Process for Setting Executive Compensation.” Our Compensation Committee retains the discretion to increase or decrease payouts under this plan.

In response to stockholder feedback received in 2024, the Compensation Committee made several significant changes to our Short-Term Incentive Plan for 2025:

•Introduced an annual performance measurement period: 60% of the named executive officer’s target bonus opportunity is based on attainment of quarterly performance targets, with 15% allocated to each quarter, and 40% is tied to attainment of annual performance targets;
•Targets set at the beginning of the fiscal year: Quarterly and annual performance levels are set at the beginning of the fiscal year, rather than quarterly target setting at the beginning of each measurement period based on the Company’s quarterly financial outlook; and
•Quarterly payouts capped at target: Quarterly payouts are capped at 100% of each NEO’s respective quarterly opportunity, regardless of outperformance relative to preset goals, with the total annual payout capped at 200% of each NEO’s respective total annual opportunity.

Accordingly, under the 2025 Short-Term Incentive Plan, our Compensation Committee established a combination of quarterly and annual performance measures that align with the Company’s business model. The Compensation Committee believes that quarterly measures promote consistent execution and accountability throughout the fiscal year, while annual measures emphasize full-year results and sustained performance.

Our Compensation Committee determined that each quarterly and annual payout under the 2025 Short-Term Incentive Plan would be based on the Company’s achievement of two performance metrics: revenue and non-GAAP operating income, weighted 70% and 30%, respectively. Our Compensation Committee believes that revenue and non-GAAP operating income were the most appropriate performance measures to use in determining cash bonus payouts, as they are indicators of the Company’s ability to drive profitable growth and successful execution of our annual operating plan. In addition, our Compensation Committee believes that the respective weighting of these metrics is appropriate as the Company’s strategic plan is heavily focused on driving profitable growth.

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The targets and payouts for these metrics were established by the Compensation Committee at the beginning of 2025, informed by internal operating plans and are set forth in the table below.

Quarterly Component (60% of Total Opportunity)			Annual Component (40% of Total Opportunity)
Percentage of Quarterly Target Bonus Paid	Level of Target Met		Percentage of Annual Target Bonus Paid	Level of Target Met	Percentage of Annual Target Bonus Paid	Level of Target Met
	Revenue (70% of Quarterly Opportunity)	Non-GAAP Operating Income (30% of Quarterly Opportunity)		Revenue (70% of Annual Opportunity)		Non-GAAP Operating Income (30% of Annual Opportunity)
No payout	< 90%	< 80%	No payout	<90%	No payout	<80%
50%	90%	80%	50%	90%	50%	80%
51%–99%	91%–99.9%	81%–99.9%	50%–99%	91%–99.9%	50%–99%	81%–99.9%
100%	>100%	>100%	100%	100%	100%	100%
			125%	101%	121%	102.5%
			150%	102%	142%	105%
			175%	103%	162%	107.5%
			200%	104%	183%	110%
			225%	105%	204%	112.5%
			250%	106%	225%	115%
			275%	107%	246%	117.5%
			300%	108%	267%	120%
			325%	109%	287%	122.5%
			350%	110%	308%	125%
					329%	127.5%
					350%	130%

For purposes of the 2025 Short-Term Incentive Plan, we define “Revenue” as the GAAP measure used by the Company and as stated in our audited financial statements and “non-GAAP operating income (loss)” as GAAP loss from operations, excluding stock-based compensation expense, acquisition-related expenses, amortization expenses associated with the acquired intangible assets from the Tagger Media, Inc. and NewsWhip Group Holdings Limited acquisitions, restructuring charges and non-cash losses or gains from lease terminations and modifications.
The following table describes the relationship between the Company’s performance in 2025 and the resulting payout for our NEOs under our 2025 Short-Term Incentive Plan.

	Performance Metric	Amounts are in the thousands of dollars
		Fiscal Year 2025 Financial Targets	Actual Company Performance(1)	Percentage of Financial Target Attained	Percentage of Target Bonus Paid(1)
First Quarter (15% Weighting)
	Revenue	$109,552	$109,289	99.76%	99.80%
	Non-GAAP Operating Income (Loss)	$9,036	$12,537	138.75%	100.00%
	Overall				99.90%
Second Quarter (15% Weighting)
	Revenue	$112,725	$111,778	99.16%	96.00%
	Non-GAAP Operating Income (Loss)	$8,275	$10,329	124.82%	100.00%
	Overall				97.20%
Third Quarter (15% Weighting)
	Revenue	$116,436	$115,593	99.28%	86.33%
	Non-GAAP Operating Income (Loss)	$12,301	$13,734	111.65%	100.00%
	Overall				90.43%
Fourth Quarter (15% Weighting)
	Revenue	$121,286	$120,887	99.67%	84.71%
	Non-GAAP Operating Income (Loss)	$16,829	$11,511	68.40%	—%
	Overall				59.30%
Annual (40% Weighting)
	Revenue	$460,000	$457,547	99.47%	91.19%
	Non-GAAP Operating Income (Loss)	$46,441	$48,111	103.60%	121.00%
	Overall				100.13%
(1)The amounts presented in the “Actual Company Performance” column reflect reported results as disclosed in the Company’s periodic financial filings. Pursuant to the 2025 Short-Term Incentive Plan, the Compensation Committee may, in its discretion, adjust the financial performance measures used to determine payouts, including to exclude certain inorganic contributions. As a result, the amounts presented in the “Actual Company Performance” column may not be directly reconciled to the percentages shown in the “Percentage of Target Bonus Paid” column.

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The aggregate target cash bonus opportunity and aggregate payout for each NEO for 2025, based on the weighted average overall performance as set forth in the above table, were as follows:

Name	Aggregate Target Bonus Opportunity (% of Base Salary)	Aggregate Target Bonus ($)	Actual Aggregate Bonus Payment (% of Target)(1)	Actual Aggregate Bonus Payment ($)
Ryan Barretto	100%	500,000	92.08%	$460,337
Justyn Howard	50%	175,000	92.08%	$161,118
Joe Del Preto	65%	299,000	92.08%	$275,281
(1)Calculated as follows: First Quarter weighting (15%) x achievement percentage for First Quarter goals (99.9%) + Second Quarter weighting (15%) x achievement percentage for Second Quarter goals (97.2%) + Third Quarter weighting (15%) x achievement percentage for Third Quarter goals (90.43%) + Fourth Quarter weighting (15%) x achievement percentage for Fourth Quarter goals (59.3%) + Annual weighting (40%) x achievement percentage for Annual goals (100.13%).

2025 Long-Term Equity Incentives
A significant portion of our named executive officers’ target total direct compensation is delivered in the form of long-term incentive compensation in the form of equity awards granted pursuant to our LTI Program. We use RSU awards as our primary long-term equity incentive vehicle as they provide a strong retention incentive for our named executive officers and are less dilutive than stock options to our stockholders. We believe that linking a significant portion of our named executive officer’s compensation to RSU awards incentivizes share price growth, strengthens alignment between management and stockholders, and serves as an important retention tool. At this time, we believe that time-based vesting is the appropriate means for earning these awards to incentivize our named executive officers to generate long-term value for our stockholders, and that our mix of short-term performance-based cash bonuses and RSU awards earned over a multi-year vesting schedule effectively drives performance and promotes stability and retention of our management team.
Annual RSU awards to our named executive officers are typically approved in the first quarter of each year. However, there are occasions when awards are granted on other dates, for example with new hire grants and out-of-cycle promotion grants. All required Compensation Committee approvals are obtained in advance of or on the actual grant date.
In determining the size of the annual RSU award for each NEO, our Compensation Committee primarily considers the practices of the companies in our compensation peer group, the results of selected broad-based compensation surveys, the responsibility and performance of the NEO, and the amount of equity compensation held by the named executive officer (including the current economic value of their unvested equity and the ability of these unvested holdings to satisfy our retention objectives).
The following vesting terms applied to the 2025 annual NEO RSU awards:
•one-quarter of the RSUs vest on the first anniversary of the vesting commencement date, and in approximately equal quarterly installments thereafter until the award is fully vested four years from the vesting commencement date;
•our board of directors and Compensation Committee have discretion in setting the vesting commencement date. However, for administrative convenience, they generally set RSU vesting commencement dates to be on March 1st, June 1st, September 1st or December 1st; and
•the RSU awards are subject to the 2019 Equity Incentive Plan, the applicable RSU award agreement, and the named executive officer’s continued employment with us through each applicable vesting date, among other things.
Each RSU that vests represents a contingent right to receive one share of our Class A common stock.
The number and value of the RSUs granted to our NEOs in 2025 is set forth in the table below. For additional information, please review the “2025 Summary Compensation Table” and the “2025 Grants of Plan-Based Awards” table found later in this proxy statement.

Named Executive Officer	Grant Date Fair Value of 2025 RSU Award ($)	RSUs Granted in 2025 (#)
Ryan Barretto	6,881,733	291,970
Justyn Howard	2,580,656	109,489
Joe Del Preto(1)	2,795,708	118,613
(1)Upon Mr. Del Preto’s departure from the Company, effective March 11, 2026, the unvested portions of his then-outstanding equity awards, including his 2025 RSU award, were forfeited.

Perquisites; Health and Welfare Benefits
We provide limited perquisites and personal benefits to our named executive officers, as described below. We believe these perquisites and personal benefits are necessary and appropriate to provide a competitive compensation package to our named executive officers.
Our named executive officers are eligible to participate in a broad range of health and welfare benefit programs in the same manner as our non-executive employees, including our 401(k) retirement savings plan, health insurance, vision insurance, dental insurance, mental health counseling, short-and long-term disability insurance plans, basic and voluntary life insurance plans, child and elder care assistance, adoption and surrogacy assistance, financial well-being counseling, identity and cyber-fraud protection services, legal services insurance, commuter (transit and parking) assistance plans

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and lifestyle spending account. We match 50% of the contributions made by our employees to our 401(k) retirement savings plan up to 3% of their salary with an annual per-employee contribution match cap of $5,500, with such matching contributions subject to four-year annual vesting commencing on the employee’s date of hire.
Severance and Change in Control Benefits

In 2025, each of our NEOs was entitled to receive specified payments and benefits in the event of certain qualifying terminations of employment, including qualifying terminations of employment in connection with a change in control of the Company, either pursuant to an employment agreement with the Company or under the Sprout Social, Inc. Severance Plan (the “Severance Plan”) (collectively, the “Post-Employment Compensation Provisions”). We believe that having in place reasonable and competitive Post-Employment Compensation Provisions is essential to attracting and retaining highly qualified executives. We believe our Post-Employment Compensation Provisions also align the interests of our NEOs and our stockholders when considering our long-term future. The primary purpose of these arrangements in the case of a change in control of the Company is to keep our most senior executive officers focused on pursuing all corporate transaction activity in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing NEO to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits. Our equity compensation and cash bonus compensation are “double trigger” arrangements. This means we do not provide our NEOs with an acceleration of their Short-Term Incentive Plan cash bonuses or equity awards unless there is a change in control of the Company and a qualifying termination of employment. A summary of the severance and change-in-control benefits provided under Mr. Howard’s employment agreement and our Severance Plan, under which Mr. Barretto and Mr. Del Preto were eligible to receive such benefits in 2025, is set forth under “Potential Payments Upon Termination or Change in Control” section below.
Stock Ownership Guidelines

Since February 2024, we have maintained our Stock Ownership Guidelines that apply to our non-employee directors, CEO, Executive Chair (as of October 2024) and CFO (as of February 2025) (each, a “Covered Individual” and collectively, the “Covered Individuals”). The Stock Ownership Guidelines require Covered Individuals to maintain a material personal financial stake in the Company to promote a long-term perspective in managing the enterprise and to align stockholder, executive and director interests. The Stock Ownership Guidelines require the Covered Individuals to maintain the following minimum equity stakes in the Company (the “Minimum Ownership Targets”) commencing five years from the later of the effective date of the Stock Ownership Guidelines and the date such individual becomes covered under the Stock Ownership Guidelines (the "Compliance Period").

Covered Individuals
Role	Minimum Ownership Target
CEO	5x Base Salary
Executive Chair	5x Base Salary
CFO	1x Base Salary
Non-Employee Directors	3x Annual Board Service Cash Retainer
A Covered Individual’s ownership will be reviewed annually based on the number of such Covered Individual’s Eligible Shares (as defined below) as of the last day of the calendar year to determine if the Covered Individual has met the applicable Minimum Ownership Targets for such year (or, during the Compliance Period, to assess progress towards meeting the Minimum Ownership Targets). If the Minimum Ownership Targets are deemed met for such year, the Covered Individual shall be deemed to comply with the Stock Ownership Guidelines for the entire following year.

If a Covered Individual fails to satisfy a Minimum Ownership Target by the applicable date, the board of directors may take a number of actions as it determines appropriate, including prohibiting the Covered Individual from selling more than 50% of the remaining number of any shares acquired from the Company through the vesting or the exercise of equity awards after a portion of those shares are withheld and sold to pay applicable taxes and exercise prices, until the Minimum Ownership Target is met.

For the purposes of determining ownership levels, the following forms of equity interests in the Company count towards stock ownership pursuant to the Stock Ownership Guidelines and referred to as “Eligible Shares”: (a) shares owned outright by the Covered Individual and by members of their immediate family (as defined in Rule 16a-1(e) under the Exchange Act) (“Family Member”); (b) shares held in trust for the benefit of the Covered Individual, or for the benefit of a Family Member of such Covered Individual; (c) shares owed by an entity for which the Covered Individual serves as a partner or is otherwise materially affiliated with (as determined in the sole discretion of the board of directors), if such entity beneficially owns 2% or more of the outstanding shares of the Company (as determined in accordance with applicable SEC rules and regulations); and (d) vested shares under any deferred compensation plan. Vested, unexercised stock options and unvested RSUs are not counted toward guidelines achievement.

Exceptions to the Stock Ownership Guidelines may be made at the discretion of the board of directors if compliance would place a severe hardship on a Covered Individual, or the board of directors otherwise determines that an exception to the Stock Ownership Guidelines is warranted, although it is expected that these instances will be rare. The board of directors will make the final decision as to developing an alternative stock ownership guideline for a Covered Individual that reflects the intention of the Stock Ownership Guidelines and his or her personal circumstances.

As of December 31, 2025, all Covered Individuals were within their respective Compliance Periods and making progress toward compliance with the Stock Ownership Guidelines.

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Other Compensation Policies and Practices
Clawback Policy

In October 2023, in accordance with Rule 10D-1 promulgated under the Exchange Act and Nasdaq Listing Rule 5608, our Compensation Committee adopted the Clawback Policy. The Clawback Policy applies to all of our officers under Section 16 of the Exchange Act, including all of our NEOs (each, a “Covered Officer”), and provides that:
•If the Company’s financial statements must be restated for any reason, then the board of directors must take action to recoup any compensation or an award of equity compensation that is granted, earned or vested based in whole or in part on the achievement of financial performance (“Incentive Compensation”) erroneously received by a Covered Officer. The amount of Incentive Compensation to be recouped in such circumstances would equal the amount by which the Incentive Compensation actually paid or awarded to a Covered Officer for the relevant period exceeded the lower payment that would have been made (or lesser or no vesting that would have occurred) based on the restated financial results.
•The Board will determine, in its sole discretion and to the extent permitted by applicable law, the timing and method for recouping compensation under the Clawback Policy, which may include, without limitation, clawing back Incentive Compensation received by a Covered Officer or withholding future compensation.
•The Clawback Policy provides for a three-year “look back” period on clawbacks.
Tax and Accounting Considerations
Deductibility of Executive Compensation
One of the factors our Compensation Committee considers when determining executive compensation is the anticipated tax treatment to the Company and to the named executive officers of the various payments and benefits. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that a publicly held company may not deduct compensation paid to certain covered executive officers to the extent that such compensation exceeds $1,000,000 per executive officer in any year. While our Compensation Committee generally considers this limit when determining compensation, there are instances in which our Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that our named executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders.
Accounting for Stock-Based Compensation
In addition to analyzing the tax considerations, our Compensation Committee also reviews the accounting considerations of its compensation decisions in determining the size and form of different equity-based awards. This includes reviewing the impact of expense being recognized in connection with equity-based awards.
We follow ASC Topic 718 for our share-based compensation awards. ASC Topic 718 requires us to measure the compensation expense for all share-based awards made as payment to our employees and the members of our board of directors, based on the grant date “fair value” of these awards. This calculation is made for accounting purposes and the calculations are reported in the executive compensation tables required under federal securities laws, even though the recipient of the awards may never realize any value from their awards. ASC Topic 718 also requires us to recognize the compensation expense of our share-based awards in the statements of operations over the period that an employee or director is required to render service in exchange for the award.
Compensation and Risk
Our Compensation Committee strives to provide strong incentives to our named executive officers for the long-term, while avoiding excessive risk-taking in the short-term. We have used Compensia, an independent third party, to advise our Compensation Committee on matters related to the compensation of the non-employee members of our board of directors and executive officers. Our Compensation Committee believes that the design of our compensation programs and the level of oversight is sufficient to mitigate potential risks associated with our current policies and practices. In its review of the Company’s compensation program, policies and practices in 2025, our Compensation Committee concluded that our compensation plans are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Members of the Compensation Committee*:
Thomas Stanley (Chair)
Steven Collins

* This Compensation Committee Report is submitted by the members of the Compensation Committee as constituted at the time of its approval. The Compensation Committee currently consists of Thomas Stanley (Chair), Gregory Brown and Steven Collins.

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2025 Summary Compensation Table
Our Summary Compensation Table below shows the total compensation paid to or earned by each of our NEOs with respect to 2025, 2024 and 2023.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Ryan Barretto, CEO and Director	2025	500,000	—	6,881,733	460,337	6,500	7,848,570
	2024	480,000	—	6,679,686	379,200	6,495	7,545,381
	2023	425,000	—	3,493,184	454,751	6,250	4,379,185
Justyn Howard, Executive Chair and Director	2025	350,000	—	2,580,656	161,118	—	3,091,774
	2024	462,500	—	7,089,010	325,125	—	7,876,635
	2023	480,000	—	6,608,667	513,600	—	7,602,267
Joe Del Preto, Former CFO and Treasurer(5)	2025	460,000	—	2,795,708	275,281	6,500	3,537,489
	2024	445,000	—	3,291,335	228,509	6,463	3,971,306
	2023	437,500	—	2,360,255	280,875	5,787	3,084,417
(1)Amounts reflect actual base salary paid to our NEOs for work performed that year.
(2)This column does not represent amounts paid to or realized by our NEOs. This column reflects the accounting cost for these awards. These amounts are the full grant date fair value of RSU awards computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs in this column are set forth in Note 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)Amounts reported in this column for 2025 represent the amounts earned under our 2025 Short-Term Incentive Plan, as described above in the Compensation Discussion and Analysis under the heading “Elements of our Executive Compensation Programs—2025 Short-Term Incentive Plan.”
(4)Amounts for Messrs. Barretto and Del Preto reflect (a) matching contributions by the Company to each NEO’s 401(k) retirement savings plan account, and (b) a Lifestyle Spending Account (“LSA”) benefit available to eligible employees. In 2025, the LSA benefit was an employer-funded account allowing eligible employees to spend funds on a wide variety of eligible expenses that support an employee's well-being.
(5)On February 9, 2026, Mr. Del Preto notified the Company of his intention to resign as the Company’s CFO and Treasurer, effective March 11, 2026.
Employment Agreements and Offer Letters
The Company has entered into employment agreements or offer letters, as applicable, with each of our NEOs, the principal terms of which are summarized below.
Ryan Barretto

In connection with Mr. Barretto’s appointment to CEO, effective October 1, 2024, the Company entered into an offer letter with Mr. Barretto (the “Barretto CEO Offer Letter”). The Barretto CEO Offer Letter provided that Mr. Barretto was entitled to (i) an initial base salary of $480,000; (ii) a performance-based bonus targeted at 100% of his base salary; (iii) a grant of 88,999 RSUs which vest over four years with 25% of the RSUs subject to the award vesting on October 1, 2025 and the remaining 75% vesting in equal quarterly installments beginning on January 1, 2026; and (iv) participation in the Severance Plan as a “Tier 1 Covered Executive.” Effective March 13, 2025, Mr. Barretto’s salary was increased to $500,000.
For a description of the Severance Plan and an estimate of the potential payments and benefits that Mr. Barretto would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on December 31, 2025, see “Potential Payments Upon Termination or Change in Control” below.
Justyn Howard

On November 29, 2019, we entered into an amended and restated employment agreement with Mr. Howard (the “Howard Employment Agreement”), providing for his former position as CEO of the Company. The Howard Employment Agreement provided for an initial two-year term and automatically renewed for successive one-year periods absent 45 days’ notice of non-renewal from either party. Under the Howard Employment Agreement, non-extension of the term by the Company constituted a severance-eligible termination of employment. The Howard Employment Agreement provided that Mr. Howard was initially entitled to a base salary of $428,000 per year, as well as an annual performance-based bonus with a target opportunity of 75% of his base salary. Effective February 17, 2021, Mr. Howard became eligible to earn a performance-based bonus with a target opportunity of 100% of his base salary in the aggregate for the year. Effective January 1, 2024, Mr. Howard’s base salary was $500,000.
In connection with Mr. Howard’s appointment as Executive Chair, on September 30, 2024, the Company further amended the Howard Employment Agreement, and entered into the Amended Howard Employment Agreement (as defined below). The Amended Howard Employment Agreement provides for, among other things: (i) a reduced annual base salary of $350,000; (ii) an annual cash incentive bonus with a target bonus opportunity of 50% of annual base salary with the actual amount to be based on the achievement of Company and/or individual performance objectives, in each case, that are established by the Board or the Compensation Committee in its sole discretion for the applicable performance period, which may be below (including zero), at, or above, the target amount, as determined by the Board or Compensation Committee in its sole discretion; and (iii) eligibility to receive annual long-term incentive compensation awards in the form of RSU awards, including vesting restrictions, in an amount determined in the sole discretion of the Compensation Committee. No changes were made to Mr. Howard’s base salary in 2025.

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The Amended Howard Employment Agreement also provides for certain severance payments and benefits in connection with qualifying terminations of employment, including in connection with a change in control. For a description and an estimate of the potential payments and benefits that Mr. Howard would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on December 31, 2025, see “Potential Payments Upon Termination or Change in Control” below.

Joe Del Preto
On February 20, 2020, we entered into an amended and restated employment agreement with Mr. Del Preto (the “Del Preto Employment Agreement”), providing for his position as CFO of the Company. The Del Preto Employment Agreement provides for an initial two-year term and automatically renews for successive one-year periods absent 45 days’ prior notice of non-renewal from either party. Under the Del Preto Employment Agreement, a non-extension of the term by the Company constituted a severance-eligible termination of employment. The Del Preto Employment Agreement provided that Mr. Del Preto was initially entitled to a base salary of $355,000, as well as a performance-based bonus targeted at 30% of his base salary. Mr. Del Preto’s performance-based bonus target increased to 60% of his base salary in 2021 and 65% of his base salary in 2024 and 2025. Effective January 1, 2025, Mr. Del Preto’s salary was $460,000.
On February 26, 2024, Mr. Del Preto entered into a participation agreement under the Severance Plan that replaced the severance and change in control benefits in the Del Preto Employment Agreement with the benefits afforded to Tier 2 Covered Executives under the Severance Plan. For a description of the Severance Plan and an estimate of the potential payments and benefits that Mr. Del Preto would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on December 31, 2025, see “Potential Payments Upon Termination or Change in Control” below. On February 9, 2026, Mr. Del Preto notified the Company of his intention to resign as the Company’s Chief Financial Officer and Treasurer, effective March 11, 2026. Mr. Del Preto did not receive any severance benefits in connection with his voluntary departure from the Company.
2025 Grants of Plan-Based Awards Table
Our 2025 Grants of Plan-Based Awards Table below shows information relating to all plan-based awards granted to our NEOs during 2025 pursuant to our 2025 Short-Term Incentive Plan and our 2019 Equity Incentive Plan.

Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ryan Barretto	Short-Term Incentive Plan Bonus	N/A	250,000	500,000	1,000,000	—	—	—	—	—
	RSUs(3)	3/13/2025	—	—	—	—	—	—	291,970	6,881,733
Justyn Howard	Short-Term Incentive Plan Bonus	N/A	87,500	175,000	350,000	—	—	—	—	—
	RSUs(3)	3/13/2025	—	—	—	—	—	—	109,489	2,580,656
Joe Del Preto	Short-Term Incentive Plan Bonus	N/A	149,500	299,000	598,000	—	—	—	—	—
	RSUs(3)	3/13/2025	—	—	—	—	—	—	118,613	2,795,708
(1)The amounts reported in this column reflect the threshold, target, and maximum non-equity plan compensation amounts for performance for the fiscal year ended December 31, 2025, as described above in the Compensation Discussion and Analysis under the heading “Elements of our Executive Compensation Programs—2025 Short-Term Incentive Plan.” These amounts are not the same as the amounts received by our NEOs. Target bonuses were set as a percentage of each named executive officer’s base salary earned for the fiscal year ended December 31, 2025, and were 100% for Mr. Barretto, 50% for Mr. Howard, and 65% for Mr. Del Preto.
(2)The amounts reported in this column do not represent amounts paid to or realized by our NEOs. This column reflects the accounting cost for these awards. These amounts are the full grant date fair value of RSU awards computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSU awards in this column are set forth in Note 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(3)The RSU awards vest over four years with 25% of the RSUs having vested on March 1, 2026 and the remaining 75% vesting in 12 equal quarterly installments beginning on June 1, 2026.

2025 Short-Term Incentive Plan
A summary description of the Company’s 2025 Short-Term Incentive Plan is included in the Compensation Discussion and Analysis above under the heading “Elements of our Executive Compensation Programs—2025 Short-Term Incentive Plan.”
2025 Long-Term Equity Incentives
Vesting terms for RSU awards are described in the Compensation Discussion and Analysis above under the heading “Elements of our Executive Compensation Programs—2025 Long-Term Equity Incentives.” For a description of the effect of a termination of employment on the vesting of RSUs, please see “Potential Payments Upon Termination or Change in Control” below.

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Outstanding Equity Awards as of December 31, 2025
The following table sets forth information regarding all unvested RSUs held by each of our named executive officers as of December 31, 2025.
The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to our named executive officers’ equity awards, see “Potential Payments Upon Termination or Change in Control” below.

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Ryan Barretto	10/04/2021(2)	37,500	422,625
	2/18/2022(3)	3,750	42,263
	3/29/2023(4)	18,793	211,797
	3/28/2024(5)	39,116	440,837
	10/1/2024(6)	66,750	752,273
	3/13/2025(7)	291,970	3,290,502
Justyn Howard	2/18/2022(3)	6,154	69,356
	3/29/2023(4)	35,553	400,682
	3/28/2024(5)	66,783	752,644
	3/13/2025(7)	109,489	1,233,941
Joe Del Preto	2/18/2022(3)	2,191	24,693
	3/29/2023(4)	12,698	143,106
	3/28/2024(5)	31,007	349,449
	3/13/2025(7)	118,613	1,336,769
(1)The amounts reported are based upon the closing sale price of our Class A common stock on December 31, 2025 of $11.27 per share.
(2)The RSUs vest over four years with 25% of the RSUs having vested on March 1, 2024 and the remaining 75% vesting in 12 quarterly installments beginning on June 1, 2024.
(3)The RSUs vest over four years with 25% of the RSUs having vested on March 1, 2023 and the remaining 75% vesting in 12 quarterly installments beginning on June 1, 2023.
(4)The RSUs vest over four years with 25% of the RSUs having vested on March 1, 2024 and the remaining 75% vesting in 12 quarterly installments beginning on June 1, 2024.
(5)The RSUs vest over four years with 25% of the RSUs having vested on March 1, 2025 and the remaining 75% vesting in 12 quarterly installments beginning on June 1, 2025.
(6)The RSUs vest over four years with 25% of the RSUs having vested on October 1, 2025 and the remaining 75% vesting in 12 quarterly installments beginning on January 1, 2026.
(7)The RSUs vest over four years with 25% of the RSUs having vested on March 1, 2026 and the remaining 75% vesting in 12 quarterly installments beginning on June 1, 2026.
Stock Vested in 2025
The following table presents, for each of our named executive officers, the number of shares of our Class A common stock acquired upon the vesting of RSUs during 2025, and the aggregate value realized upon the vesting of such RSU awards. None of our executive officers held stock options in 2025.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ryan Barretto	138,954	2,639,844
Justyn Howard	108,690	2,228,463
Joe Del Preto	43,961	907,777
(1)The aggregate value realized on vesting is determined by multiplying the number of RSUs that vested on each RSU vesting date in 2025 by the closing price of our Class A common stock on each of those vesting dates.

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CEO Pay Ratio

In the following table, we have disclosed, for 2025, our last completed fiscal year, the median of the annual total compensation of all our employees (except our CEO), the annual total compensation of Mr. Barretto, our CEO, and the ratio between the two.

2025 CEO Annual Total Compensation	$7,848,570
2025 Median Employee Annual Total Compensation	$183,233
Ratio of CEO to Median Employee Annual Total Compensation	43:1

Consistent with applicable SEC rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation for employees other than our CEO.

As of December 31, 2025, our global workforce consisted of approximately 1,362 individuals working at our parent company and consolidated subsidiaries, which included all employees (whether full-time, part-time, seasonal, or temporary). This figure does not include any independent contractors or leased employees. To identify the median employee, we gathered compensation data for our entire employee population as of December 31, 2025, excluding Mr. Barretto, for a trailing 12-month period. We used a consistently applied compensation measure consisting of annual base salary as of December 31, 2025, potential annual cash incentive compensation at target (bonuses and/or commission) for 2025, and the grant date fair value of equity awards granted during the fiscal year ended December 31, 2025. Amounts calculated or payments made in currency other than U.S. dollars were converted to U.S. dollars using the exchange rate on December 31, 2025. We did not make any cost-of-living adjustments. Based on this methodology, we determined that the median employee is a full-time, salaried employee based in the United States.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2025 in accordance with the requirements of the applicable SEC rules, resulting in annual total compensation of $183,233. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our “2025 Summary Compensation Table” included in this proxy statement.

This information is being provided for compliance purposes and is a reasonable estimate calculated in good faith and in a manner consistent with SEC rules, based on our payroll records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO pay ratio measure in making compensation decisions.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our named executive officers and certain performance measures of the Company. For further information concerning the Company’s variable “pay-for-performance” philosophy and how the Compensation Committee aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis.”

2025 Pay Versus Performance Table
Year	Summary Compensation Table Total for PEO(1)		Compensation Actually Paid to PEO(2)		Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Loss (thousands)(7)	Revenue (thousands)(8)
							Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
	Ryan Barretto, PEO	Justyn Howard, Former PEO	Ryan Barretto, PEO	Justyn Howard, Former PEO
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)
2025	$7,848,570	$—	$(595,365)	$—	$3,314,632	$(364,664)	$70	$388	$(43,327)	$457,547
2024	$7,545,381	$7,876,635	$(1,824,259)	$(22,956)	$3,971,306	$827,767	$191	$301	$(61,971)	$405,908
2023	—	$7,602,267	—	$8,306,728	$2,978,630	$3,522,098	$383	$221	$(66,427)	$333,643
2022	—	$6,081,400	—	$1,948,074	$2,190,269	$(2,246,263)	$352	$133	$(50,240)	$253,828
2021	—	$5,614,415	—	$11,944,309	$5,684,980	$10,988,143	$565	$207	$(28,702)	$187,859

(1) The dollar amounts reported in column (b) are the amounts of total compensation reported for Messrs. Barretto and Howard (each of whom served as our principal executive officer, or “PEO,” during 2024) for each applicable year in the “Total” column of the 2025 Summary Compensation Table. Refer to the section “Executive Compensation – Executive Compensation Tables – 2025 Summary Compensation Table.” For 2025, Mr. Barretto served as our sole PEO and as such, no amount is shown for Mr. Howard in column (b) for 2025. Instead, Mr. Howard’s compensation for 2025 is included as part of the average Non-PEO NEO compensation reported in columns (d) and (e). Mr. Barretto was not our PEO from 2021 to 2023 and as such, no amounts are shown for him in this column for those years. Instead, Mr. Barretto’s compensation for the years 2021 through 2023 is included as part of the average Non-PEO NEO compensation reported in columns (d) and (e).
(2) The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Messrs. Barretto and Howard, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to: (i) in the case of 2025 Mr. Barretto; (ii) in the case of 2024, Messrs. Barretto and Howard, and (iii) in the case of 2021 through 2023, Mr. Howard. In accordance with the requirements of

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Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Barretto’s total compensation for 2025 to determine the compensation actually paid:

PEO	Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
Ryan Barretto	2025	$7,848,570	$6,881,733	$(1,562,203)	$(595,365)

(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b) The equity award adjustments for 2025 include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in 2025 that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of 2025 (from the end of 2024) in fair value of any awards granted in any prior year that are outstanding and unvested as of the end of 2025; (iii) for awards that were granted and vested in 2025, the fair value as of the vesting date; (iv) for awards granted in any prior year that vested in 2025, the amount equal to the change as of the vesting date (from the end of 2024) in fair value; (v) for awards granted in any prior year that failed to meet the applicable vesting conditions during 2025, a deduction for the amount equal to the fair value at the end of 2024; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in 2025 prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for 2025. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
The amounts deducted or added in calculating the equity award adjustments are as follows:

PEO	Year	Year End Fair Value of Equity Awards	Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in any Prior Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Year	Change in Fair Value on the Vesting Date of Equity Awards Granted in any Prior Year that Vested in the Year(i)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Applicable Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Ryan Barretto	2025	$3,290,502	$(3,225,271)	$—	$(1,627,433)	$—	$—	$(1,562,203)

(3) The dollar amounts reported in column (d) represent the average of the amounts of total compensation reported for the Company’s NEOs as a group (excluding: (i) with respect to 2021-2023, Mr. Howard; (ii) with respect to 2024, Messrs. Barretto and Howard; and (iii) with respect to 2025, Mr. Barretto) (the “Non-PEO NEOs”)) in each applicable year in the “Total” column of the Summary Compensation Table. Note that for 2024 only, the value reported in column (d) is not an average because we only had one Non-PEO NEO for that year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts of total compensation in each applicable year are as follows: (i) for 2025, Justyn Howard and Joe Del Preto; (ii) for 2024, Joe Del Preto; (iii) for 2023, Ryan Barretto, Joe Del Preto and Aaron Rankin; and (iv) for 2022 and 2021, Ryan Barretto, Joe Del Preto, Jamie Gilpin and Aaron Rankin.
(4) The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. Note that for 2024 only, the value reported in column (e) is not an average because we only had one Non-PEO NEO for that year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for our Non-PEO NEOs for 2025 to determine the compensation actually paid, using the same methodology described above in Notes 2(a) and (b):

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$3,314,632	$2,688,182	$(991,114)	$(364,664)

    (a) The amounts deducted or added in calculating the total 2025 equity award adjustments for our Non-PEO NEOs are as follows:

Year	Average Year End Fair Value of Equity Awards	Average Change in Fair Value from End of Prior Year to End of Covered Year of Equity Awards Granted in any Prior Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Year	Average Change in Fair Value on the Vesting Date of Equity Awards Granted in any Prior Year that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Applicable Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$1,285,355	$(1,500,632)	$—	$(775,836)	$—	$—	$(991,114)

(5) Cumulative Total Shareholder Return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the price of a share of the Company’s Class A common stock at the end and the beginning of the measurement period by the price of a share of the Company’s Class A common stock at the beginning of the measurement period.
(6) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Nasdaq Computer Index, which is the industry peer group used for the performance graph included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as required under Regulation S-K Item 201(e)(1)(ii).

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(7) The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.
(8) “Revenue” is defined as the Company’s total revenue for the applicable fiscal year, determined in accordance with generally accepted accounting principles and the Company’s audited financial statements. We generate revenue from subscriptions to our social media management platform under a software-as-a-service model. Our subscriptions can range from monthly to one-year or multi-year arrangements and are generally non-cancellable during the contractual subscription term. Subscription revenue is recognized ratably over the contract terms beginning on the date our product is made available to customers, which typically begins on the commencement date of each contract. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Performance Measures

As described in more detail in our “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable “pay-for-performance” and stockholder alignment philosophy. The metrics that the Company uses for our short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important performance measures used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•Revenue
•Non-GAAP operating income

We classify revenue and non-GAAP operating income as financial performance measures.

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive short-term incentive program reflects a variable “pay-for-performance” philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those performance measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table. Note that for 2024 only, the “average” values reported for the Non-PEO NEOs do not reflect actual averages as we only had one Non-PEO NEO for that year.

Compensation Actually Paid and Cumulative TSR

The graph below shows the relationship between compensation actually paid to our PEOs and the average compensation actually paid to the Non-PEO NEOs, on the one hand, and the Company’s cumulative TSR over the five years presented in the table, on the other hand.

Compensation Actually Paid vs. Company TSR
$ 13,000,000
$ 11,000,000
$ 9,000,000
$ 7,000,000
$ 5,000,000
$ 3,000,000
$ 1,000,000
$ (1,000,000)
$ (3,000,000)
Compensation Actually Paid
$ 650
$ 450
$ 250
$ 50
Cumulative TSR (value of initial $100 investment)
$565
$352
$383
$191
$70
2021
2022
2023
2024
2025
Justyn Howard
Ryan Barretto
Average for Non-PEO NEOs
TSR

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Compensation Actually Paid and Net Loss

The graph below shows the relationship between compensation actually paid to our PEOs and the average compensation actually paid to the Non-PEO NEOs, on the one hand, and the Company’s net loss over the five years presented in the table, on the other hand.

Compensation Actually Paid vs. Net Income
$ 13,000,000
$ 11,000,000
$ 9,000,000
$ 7,000,000
$ 5,000,000
$ 3,000,000
$ 1,000,000
$ (1,000,000)
$ (3,000,000)
Compensation Actually Paid
$ (25.00)
$ (30.00)
$ (35.00)
$ (40.00)
$ (45.00)
$ (50.00)
$ (55.00)
$ (60.00)
$ (65.00)
$ (70.00)
Net Income (millions)
$ (28.70)
$ (50.24)
$ (66.43)
$ (61.97)
$ (43.33)
2021
2022
2023
2024
2025
Justyn Howard
Ryan Barretto
Average for Non-PEO NEOs
Net Income

Compensation Actually Paid and Revenue

The graph below shows the relationship between compensation actually paid to our PEOs and the average compensation actually paid to the Non-PEO NEOs, on the one hand, and the Company’s revenue over the five years presented in the table, on the other hand.

Compensation Actually Paid vs. Revenue
Compensation Actually Paid
$13,000,000
$11,000,000
$9,000,000
$7,000,000
$5,000,000
$3,000,000
$1,000,000
($1,000,000)
($3,000,000)
Revenue (millions)
$500
$400
$300
$200
$100
$ 187.86
$ 253.83
$ 333.64
$ 405.91
$ 457.55
2021
2022
2023
2024
2025
Justyn Howard, Former PEO
Ryan Barretto, PEO
Average for Non-PEO NEOs
Revenue

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Cumulative TSR of the Company and Cumulative TSR of the Peer Group

The graph below shows the relationship between the Company’s five-year cumulative TSR and the five-year cumulative TSR of the companies in the Nasdaq Computer Index.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

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POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION

The Company does not grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE OF CONTROL

The following table and narrative provide information regarding the estimated payments and benefits that would be provided in the event of a “Qualifying Termination,” which includes: (i) a termination by us of an NEO’s employment without “cause,” or (ii) a resignation by the NEO from their employment for “good reason” (each, as defined in their respective employment agreements or the Severance Plan, as applicable). The following table also provides information regarding the estimated payments and benefits that would be provided upon a Qualifying Termination that occurred following a “change in control” (as defined in the 2019 Equity Incentive Plan). These estimated payments and benefits are contingent upon the consummation of the change in control of the Company. The circumstances and details regarding Qualifying Terminations are described in greater detail following the table below. Payments and benefits are estimated assuming that the triggering event took place on December 31, 2025, and the price per share of our Class A common stock is the closing price on Nasdaq as of December 31, 2025 ($11.27). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event were to occur on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. The NEOs are not entitled to any benefits upon a termination for cause, a termination by death or disability, or a resignation without good reason, all of which are defined in each NEO’s employment agreement.

Named Executive Officer	Involuntary Termination Without Cause or Resignation for Good Reason Not in Change in Control Period ($)	Involuntary Termination Without Cause or Resignation for Good Reason Within Change in Control Period(1) ($)
Ryan Barretto
Severance Payment(1)	500,000(2)	1,250,000(3)
Value of Benefits(4)	18,126	27,188
Equity Acceleration(5)	—	5,160,296(6)
Total	518,126	6,437,484
Justyn Howard
Severance Payment(1)	350,000(7)	700,000(8)
Value of Benefits(4)	18,126	27,188
Equity Acceleration(5)	—	2,456,623(9)
Total	368,126	3,183,811
Joe Del Preto(10)
Severance Payment(1)	230,000(11)	759,000(12)
Value of Benefits(4)	7,837	15,673
Equity Acceleration(5)	—	1,854,016(13)
Total	237,837	2,628,689
(1)The payment of severance is contingent upon the NEO’s timely execution and non-revocation of a general waiver and release of claims agreement in the Company’s customary form.
(2)Represents 12 months of Mr. Barretto's annual salary in effect on December 31, 2025. In the event of a Qualifying Termination, this amount shall be paid in substantially equal installments over the 12 months following the Qualifying Termination.
(3)Represents: (i) 18 months of Mr. Barretto's annual salary in effect on December 31, 2025, and (ii) Mr. Barretto’s fiscal year 2025 Short-Term Incentive Plan bonus at target, both of which are paid equally over an 18-month period following the Qualifying Termination.
(4)The amounts in this row reflect the estimated value of future COBRA payments.
(5)The amounts in this row reflect the value of accelerated vesting of RSUs. The value of accelerated vesting of RSUs was calculated by multiplying the number of shares subject to accelerated vesting under RSU awards by $11.27, which was the closing market price per share of our Class A common stock on December 31, 2025.
(6)Represents the accelerated vesting of 100% of Mr. Barretto’s unvested RSUs as of December 31, 2025.
(7)Represents 12 months of Mr. Howard’s annual salary in effect on December 31, 2025. In the event of a Qualifying Termination, this amount shall be paid in substantially equal installments over the 12 months following the Qualifying Termination.
(8)Represents: (i) 18 months of Mr. Howard’s annual salary in effect on December 31, 2025, and (ii) Mr. Howard’s fiscal year 2025 Short-Term Incentive Plan bonus at target, both of which are paid equally over an 18-month period following the Qualifying Termination.
(9)Represents accelerated vesting of 100% of Mr. Howard’s unvested RSUs as of December 31, 2025.
(10)Mr. Del Preto notified the Company on February 9, 2026 of his intention to resign as the Company’s Chief Financial Officer and Treasurer, effective March 11, 2026. Mr. Del Preto did not receive, and was not entitled to receive, any severance benefits in connection with his voluntary departure from the Company. The amounts shown in the table are hypothetical and reflect estimated payments and benefits assuming a qualifying termination occurred on December 31, 2025.

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(11)Represents six months of Mr. Del Preto's annual salary in effect on December 31, 2025. In the event of a Qualifying Termination, this amount shall be paid in substantially equal installments over the six months following the Qualifying Termination.
(12)Represents: (i) 12 months of Mr. Del Preto's annual salary in effect on December 31, 2025, and (ii) Mr. Del Preto’s fiscal year 2025 Short-Term Incentive Plan bonus at target, both of which are paid equally over a 12-month period following the Qualifying Termination.
(13)Represents the accelerated vesting of 100% of Mr. Del Preto's unvested RSUs as of December 31, 2025.
Qualifying Termination Benefits under Severance Plan (Messrs. Barretto and Del Preto)

On November 1, 2023, our Compensation Committee approved and adopted the Severance Plan, pursuant to which Messrs. Barretto and Del Preto were eligible, as a “Tier 1 Covered Executive” or “Tier 2 Covered Executive,” respectively, to receive certain payments and benefits in the event of a Qualifying Termination. Upon Mr. Del Preto’s resignation from the Company, effective March 11, 2026, Mr. Del Preto ceased being a participant in the Severance Plan. Mr. Del Preto did not receive any severance benefits in connection with his voluntary departure from the Company.

Pursuant to the Severance Plan, if, within the three-month period prior to, or the 12-month period following, a “change in control” (as defined in the Severance Plan) (the “CIC Protection Period”), the applicable executive experiences a Qualifying Termination and within no more than 45 days of such termination, the executive executes and does not revoke a separation agreement and release of claims, such executive will be entitled to receive (i) cash severance in an amount equal to 18 months (for Mr. Barretto) or 12 months (for Mr. Del Preto) (as applicable, the “CIC Severance Period”) of the executive’s then-current base salary and 100% of the executive’s target annual bonus for the calendar year in which such termination occurs (less any portion of the annual bonus which has previously been paid for such year), payable, less applicable withholdings and deductions, in the form of continuation payments in regular installments over the CIC Severance Period following the date of such termination, in accordance with the Company’s normal payroll practices, (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA for such executive and such executive’s eligible dependents through up to the end of the CIC Severance Period, and (iii) vesting acceleration as to 100% of the then-unvested shares subject to each of such executive’s then outstanding equity awards (and in the case of awards subject to performance-based vesting conditions, such performance-based awards shall vest assuming a target level of performance for each applicable performance objective).
Outside of the CIC Protection Period, if the applicable executive experiences a Qualifying Termination and within no more than 45 days of such termination the executive executes and does not revoke a separation agreement and release of claims, such executive will be entitled to receive (i) cash severance in an amount equal to 12 months (for Mr. Barretto) or six months (for Mr. Del Preto) (as applicable, the “Non-CIC Severance Period”) of the executive’s then-current base salary, payable, less applicable withholdings and deductions, in the form of continuation payments in regular installments over the applicable Non-CIC Severance Period following the date of such termination, in accordance with the Company’s normal payroll practices and (ii) payment of premiums to maintain group health insurance continuation benefits pursuant to COBRA for such executive and such executive’s eligible dependents through up to the end of Non-CIC Severance Period.

Qualifying Termination Benefits under Amended Howard Employment Agreement

In September 2024, in connection with Mr. Howard’s transition from CEO to Executive Chair, the Company amended and restated his employment agreement (as so amended, the “Amended Howard Employment Agreement”). Pursuant to the Amended Howard Employment Agreement, as Executive Chair, in the event of a Qualifying Termination and contingent upon Mr. Howard’s delivery to the Company of a satisfactory release of claims, Mr. Howard would be eligible to receive: (i) cash severance equal to 12 months of base salary and (ii) continued health benefits at the Company’s expense for up to 12 months. If such Qualifying Termination occurred during the CIC Protection Period (as defined above), Mr. Howard would be eligible to receive the following severance payments and benefits, contingent upon Mr. Howard’s delivery to the Company of a satisfactory release of claims: (i) cash severance equal to 18 months of base salary; (ii) continued health benefits at the Company’s expense for up to 18 months; (iii) Mr. Howard’s target annual performance bonus for the year in which the termination occurred; and (iv) full accelerated vesting of all outstanding equity awards held by Mr. Howard as of immediately prior to the termination, provided that any such equity awards subject to performance-based vesting would vest assuming a target level of achievement for each applicable performance objective.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 27, 2026 (except as otherwise indicated) reflecting:
•each person known by us to beneficially own more than 5% of our Class A or Class B common stock;
•each of our directors;
•each of our named executive officers; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 54,253,688 shares of our Class A common stock and 5,829,357 shares of our Class B common stock outstanding as of March 27, 2026. Both of these share totals do not include shares that have vested, but not yet settled. For the purpose of computing the percentage ownership of the entities and individuals in the chart directly below, we have deemed shares issuable pursuant to RSUs which are subject to vesting expected to occur within 60 days of March 27, 2026 to be outstanding and to be beneficially owned by the person holding the RSU regardless of settlement. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of all listed stockholders is 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603.
The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned
	Class A Common Stock	%	Class B Common Stock†	%	Percentage of Total Voting Power
5% or Greater Stockholders
The Vanguard Group, Inc(1)	6,548,401	12.07%	—	—	5.82%
Entities affiliated with BlackRock, Inc(2)	4,021,004	7.41%	—	—	3.57%
ArrowMark Colorado Holdings, LLC(3)	3,714,270	6.85%	—	—	3.30%
Topline Capital Partners, LP(4)	2,889,410	5.33%	—	—	2.57%
Named Executive Officers and Directors:
Ryan Barretto(5)	604,281	*	—	—	*
Justyn Howard(6)	99,872	*	2,080,064	35.68%	18.57%
Peter Barris(7)	130,029	*	—	—	*
Gregory Brown(8)	—	*	—	—	*
Steven Collins(9)	100,783	*	—	—	*
Aaron Rankin(10)	107,513	*	2,590,605	44.44%	23.11%
Thomas Stanley(11)	23,647	*	—	—	*
Karen Walker(12)	31,963	*	—	—	*
All current directors and executive officers (8 persons)(13)	1,098,088	2.02%	4,670,669	80.12%	42.46%
†The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of Class A common stock.
*Represents beneficial ownership of less than 1% of outstanding shares of our common stock.
(1)Based solely on information contained in a Schedule 13G/A filed on October 31, 2025 reporting beneficial ownership as of September 30, 2025. Consists of 6,548,401 shares of Class A common stock held by The Vanguard Group, Inc. (“Vanguard”). Vanguard has shared voting power over 355,282 shares of Class A common stock, sole dispositive power over 6,141,050 shares of Class A common stock and shared dispositive power over 407,351 shares of Class A common stock. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. On March 27, 2026, Vanguard filed a subsequent Schedule 13G/A reporting that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over shares of our Class A common stock that is beneficially owned by various Vanguard subsidiaries and/or business divisions. Vanguard also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with Vanguard, will report beneficial ownership separately (on a disaggregated basis). However, none of such subsidiaries and/or business divisions have filed a Schedule 13G reporting updated beneficial ownership of our Class A common stock and, as such, for the purposes of this “Security Ownership of Certain Beneficial Owners and Management” section, we have included ownership information as reported on the Schedule 13G/A filed on October 31, 2025.
(2)Based solely on information contained in a Schedule 13G/A filed on January 25, 2024 reporting beneficial ownership as of September 30, 2024. Consists of 4,021,004 shares of Class A common stock held by BlackRock, Inc. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

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(3)Based solely on information contained in a Schedule 13G/A filed on February 17, 2026 reporting beneficial ownership as of December 31, 2025. Consists of 3,714,270 shares of Class A common stock held by ArrowMark Colorado Holdings, LLC. The address for ArrowMark Colorado Holdings, LLC is 100 Fillmore Street, Suite 325, Denver, CO 80206.
(4)Based solely on information contained in a Schedule 13G/A filed on February 13, 2026 reporting beneficial ownership as of December 31, 2025. Consists of 2,889,410 shares of Class A common stock held by Topline Capital Partners, LP, a Delaware limited partnership (“TCP”). Topline Capital Management, LLC, a California limited liability company (“TCM”), is the investment manager and general partner of TCP. Colin McBirney, a natural person, is the member-manager of TCM. Each of TCM and Colin McBirney may be deemed to beneficially own the shares held by TCP, and may be deemed to share the power to direct the disposition and vote of the shares held by TCP. Each of TCM and Mr. McBirney disclaim beneficial ownership as to the shares except to the extent of their pecuniary interest therein, if any. The address for TCP is 544 Euclid Street, Santa Monica, CA, 90402.
(5)Consists of (i) 478,944 shares of Class A common stock directly held by Mr. Barretto; (ii) 59,775 shares of Class A common stock held by the Ryan Paul Barretto Revocable Trust, of which Mr. Barretto serves as the sole trustee; (iii) 60,000 shares of Class A common stock held by the Ryan Paul Barretto 2020 Gift Trust of which Mr. Barretto’s spouse serves as the sole trustee; and (iv) 5,562 shares of Class A common stock issuable upon vesting of RSUs which will vest within 60 days of March 27, 2026.
(6)The Class B common stock reported herein consists of (i) 518,874 shares of Class B common stock directly held by Mr. Howard; (ii), 806,190 shares of Class B common stock held by the JRH Revocable Trust, of which Mr. Howard serves as the sole trustee; (iii) 170,000 shares of Class B common stock held by the EEH Revocable Trust, of which Elizabeth Howard, Mr. Howard’s spouse, serves as the sole trustee; (iv) 285,000 shares held by the JRH Gift Trust 2019, of which Elizabeth Howard, Mr. Howard’s spouse, serves as the sole trustee and (v) 300,000 shares of Class B common stock held by the EEH Gift Trust 2019, of which Mr. Howard serves as the sole trustee. The Class A common stock reported herein consists of (i) 92,455 shares of Class A common stock directly held by Mr. Howard; and (ii) 7,417 shares of Class A common stock held by the JRH Revocable Trust, of which Mr. Howard serves as the sole trustee. Elizabeth Howard, Mr. Howard’s spouse, may be deemed to have sole voting and dispositive power with respect to the shares held by each of the EEH Revocable Trust and JRH Gift Trust 2019.
(7)Consists of (i) 22,485 shares of Class A common stock directly held by Mr. Barris; (ii) 49,623 shares of Class A common stock held by PJ Barris, LLC, of which Mr. Barris is a member; (iii) 49,623 shares of Class A common stock held by PDB II LLC of which Mr. Barris is the investment advisor; and (iv) 8,298 shares of Class A common stock issuable upon vesting of RSUs which will vest within 60 days of March 27, 2026. Mr. Barris disclaims beneficial ownership as to the shares owned by PJ Barris, LLC and PDB II LLC except to the extent of his pecuniary interest therein, if any.
(8)Mr. Brown does not hold any Class A common stock directly as of March 27, 2026.
(9)Consists of (i) 92,485 shares of Class A common stock directly held by Mr. Collins; and (ii) 8,298 shares of Class A common stock issuable upon vesting of RSUs which will vest within 60 days of March 27, 2026.
(10)The Class B common stock reported herein consists of (i) 614,712 shares of Class B common stock held by the Aaron Edward Frederick Rankin Revocable Trust, of which Mr. Rankin serves as the sole trustee; (ii) 1,250,962 shares of Class B common stock held by the Rankin Family 2013 Trust, of which Yeming Shi Rankin, Mr. Rankin’s spouse, serves as the sole trustee; (iii) 724,931 shares of Class B common stock held by the Rankin Family 2013 Non-Exempt Trust, of which Yeming Shi Rankin, Mr. Rankin’s spouse, serves as the sole trustee. Yeming Shi Rankin, Mr. Rankin’s spouse, may be deemed to have sole voting and dispositive power with respect to the shares held by each of The Rankin Family 2013 Trust and the Rankin Family 2013 Non-Exempt Trust. The Class A common stock reported herein consists of (i) 99,215 shares of Class A common stock directly held by Mr. Rankin and (ii) 8,298 shares of Class A common stock issuable upon vesting of RSUs which will vest within 60 days of March 27, 2026.
(11)Consists of (i) 15,349 shares of Class A common stock directly held by Mr. Stanley; and (ii) 8,298 shares of Class A common stock issuable upon vesting of RSUs which will vest within 60 days of March 27, 2026.
(12)Consists of (i) 20,665 shares of Class A common stock directly held by Ms. Walker; (ii) 1,000 shares of Class A common stock held by the Michael Alexander Walker 2021 Trust, of which Ms. Walker and her spouse serve as the trustees; (iii) 1,000 shares of Class A common stock held by the Alexander Brooke Walker 2021 Trust, of which Ms. Walker and her spouse serve as the trustees; (iv) 1,000 shares of Class A common stock held by the Cameron Richard Walker 2021 Trust, of which Ms. Walker and her spouse serve as the trustees and (v) 8,298 shares of Class A common stock issuable upon vesting of RSUs which will vest within 60 days of March 27, 2026.
(13)The Class A common stock reported herein consists of (i) 1,051,036 shares of Class A common stock held by our current directors and named executive officers; and (ii) 47,052 shares of Class A common stock issuable upon vesting of RSUs which our directors have the right to acquire within 60 days of March 27, 2026. The Class B common stock reported herein consists of 4,670,669 shares of Class B common stock held by Messrs. Howard and Rankin.
Equity Compensation Plan Information
The following table sets forth information concerning the Company’s equity compensation plans consisting of the 2019 Equity Incentive Plan, the Sprout Social, Inc. 2019 Class B Incentive Award Plan and 2019 Employee Stock Purchase Plan (“ESPP”) as of December 31, 2025.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	7,910,544(3)	$—	10,032,792
Equity compensation plans not approved by stockholders	—
Total	7,910,544(3)	$—	10,032,792
(1)The weighted-average exercise price is calculated based solely on outstanding options and excludes any outstanding RSUs, which have no exercise price.
(2)The amounts in this column includes the securities available for future issuance under our three equity compensation plans mentioned above. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under our 2019 Class B Incentive Award Plan and 2019 Equity Incentive Plan will be added back to the shares of common stock available for issuance under the 2019 Equity Incentive Plan. Our 2019 Equity Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase on January 1 of each calendar year, beginning on January 1, 2020 by the lesser of (i) 5% of the shares of all of the classes of the Company’s common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of Class A common stock as determined by the board of directors of the Company. On January 1, 2026, the number of shares of Class A common stock available under the 2019 Equity Incentive Plan was increased by 2,977,845 shares, which is not reflected in the table above. Our ESPP provides that the number of shares reserved and available for issuance will automatically increase on January 1 of each calendar year beginning on January 1, 2021 by that number of shares of Class A common stock equal to the lesser of (A) 1,100,000 shares of Class A common stock, (B) 1% of the shares of all of the Company’s classes of common stock outstanding on the final day of the immediately preceding calendar year and (C) such smaller number of shares of Class A common stock as determined by the board of directors of the Company. On January 1, 2026, the number of shares of Class A common stock available under the ESPP increased by 595,569 shares, which is not reflected in the table above.
(3)This amount represents 7,910,544 shares of Class A common stock issuable upon the vesting of outstanding RSUs.

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RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions since the beginning of our last fiscal year to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
Since January 1, 2025, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
Policies and Procedures for Related Person Transactions
Our board of directors adopted a written policy on transactions with related persons. Our audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which include material transactions, arrangements or relationships in which the Company was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. Transactions in excess of $120,000 are presumed to be a “material transaction,” although transactions involving lower amounts may be material based on the facts and circumstances. Our related person transaction policy provides that a related person is defined as any director, executive officer, nominee for director or beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of the foregoing persons or any firm, corporation or other entity in which (i) any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or (ii) any director, executive officer, nominee for director or 5% beneficial owner is employed.
Under our related persons transaction policy, the audit committee of our board of directors shall review the relevant facts and circumstances of each related person transaction (other than pre-approved transactions such as certain compensation matters and certain transactions that arise in the ordinary course of business) and either approve or disapprove of such related person transaction. In determining whether to approve or disapprove of such transaction, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated party, (ii) the extent of such related person’s interest in the transaction and (iii) take into account any conflicts of interest or corporate opportunity provisions outlined in our Code of Ethics and Conduct Policy. Under our policy, management must present to the audit committee each proposed related person transaction, including all relevant facts and circumstances relating thereto and also update the audit committee regarding any material changes to any approved or ratified related person transaction. Whenever feasible, such related person transaction shall not be consummated until the audit committee has approved or ratified such transaction. Management is also required to provide a status report of all then-current related person transactions at least annually at an audit committee meeting or as needed.

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OTHER MATTERS

Fiscal Year 2025 Annual Report and SEC Filings
Our audited financial statements for our fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://investors.sproutsocial.com and are available from the SEC at its website at https://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Sprout Social, Inc., Attention: Investor Relations, 131 South Dearborn Street, Suite 700, Chicago, Illinois 60603.
Special Note Regarding Forward-Looking Statements
Statements in this proxy statement not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, as amended. These statements include statements about Sprout Social’s plans, objectives, strategies, financial performance and outlook, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “explore,” “future,” “intend,” “long-term model,” “might,” “outlook,” “plan,” “potential,” “project,” “should,” “strategy,” “target,” “will,” “would,” or the negative of these terms and similar expressions intended to identify forward-looking statements, as they relate to Sprout Social and its business, as well as our compensation and corporate governance practices. Forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Sprout Social and our management based on their knowledge and understanding of our business and industry, are inherently uncertain. These forward-looking statements should not be read as a guarantee of future performance or results, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in our Annual Report. Such risks, uncertainties and other important factors include, among others, the risks, uncertainties and factors set forth under “Part I—Item IA. Risk Factors” of our Annual Report on Form 10-K filed with the SEC on February 27, 2026, and the risks and uncertainties related to the following:
•our ability to attract, retain and grow customers;
•our future financial performance, including our revenue, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow, and ability to achieve and maintain profitability;
•the timing of revenue recognition and the impact of our subscription-based business model on our operating results;
•our ability to access third-party APIs and data on favorable terms;
•our ability to increase spending of existing customers;
•the evolution of the social media industry, including technological advances, utilization of artificial intelligence (AI) and adapting to new regulations and use cases;
•the introduction of AI technologies into our products, which may lead to increased governmental or regulatory scrutiny;
•our ability to innovate and provide a superior customer experience;
•our ability to successfully enter new markets, manage our international expansion and comply with any applicable laws and regulations;
•our ability to successfully adapt our sales, success, and compliance efforts to the demands of sophisticated enterprise customers;
•our ability to maintain and enhance our brand;
•our estimates of the size of our market opportunities;
•the effects of increased competition from our market competitors or new entrants to the market;
•our ability to securely maintain customer and other third-party data;
•our reliance on third-party service providers and infrastructure to operate our platform;
•our ability to comply with existing, modified or new laws and regulations applying to our business, including data privacy and security regulations;
•our ability to maintain, protect and enhance our intellectual property;
•worldwide economic conditions, including the macroeconomic impacts of fluctuations in inflation, interest rates and currency exchange rates, tariffs and trade tensions, and volatility in the capital markets and related market uncertainty, and their impact on demand for our platform and products;
•our ability to acquire, invest in, and integrate other businesses or technologies into our business or achieve the expected benefits of such acquisitions and technologies;
•our ability to attract and retain qualified employees and key personnel;
•our ability to maintain effective internal control over financial reporting;
•our ability to manage our substantial debt in a way that does not adversely affect our business; and
•the other factors set forth under “Part I—Item IA. Risk Factors” of our Annual Report on Form 10-K filed with the SEC on February 27, 2026.
These factors are not necessarily all of the important factors that could cause our actual financial results, performance, achievements or prospects to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in laws or in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
*        *       *

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The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Chicago, Illinois
April 7, 2026

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sproutsocial

SPROUT SOCIAL, INC.
131 S. DEARBORN ST.
SUITE 700
CHICAGO, IL 60603

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 19, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 17, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SPT2026**

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 19, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 17, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88474-P46482 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPROUT SOCIAL, INC.

The Board of Directors recommends you vote FOR the following:

Nominees:	**For**	**Withhold**
1a. Peter Barris	☐	☐
1b. Karen Walker	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V88475-P46482

SPROUT SOCIAL, INC.
Annual Meeting of Stockholders
May 20, 2026 9:00 a.m. Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Ryan Barretto (our Chief Executive Officer) and Heidi Jonas (our General Counsel and Secretary) or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A or Class B common stock of SPROUT SOCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 20, 2026, at the Annual Meeting of Stockholders, and any adjournment or postponement thereof. The Annual Meeting of Stockholders will be held virtually via live audio webcast at http://www.virtualshareholdermeeting.com/SPT2026.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for Proposals 1, 2 and 3, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

Continued and to be signed on reverse side

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